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                                                                   EXHIBIT 10.15

CLOSING ITEM NO.: A-4

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                        COUNTIES OF WARREN AND WASHINGTON
                          INDUSTRIAL DEVELOPMENT AGENCY

                                       AND

                               ANGIODYNAMICS, INC.

                                   ----------

                           INSTALLMENT SALE AGREEMENT

                                   ----------

                           DATED AS OF AUGUST 1, 2002

                                   ----------

                CERTAIN RIGHTS OF COUNTIES OF WARREN AND
                WASHINGTON INDUSTRIAL DEVELOPMENT AGENCY (THE "ISSUER") UNDER THIS INSTALLMENT SALE AGREEMENT AND CERTAIN MONEYS DUE AND TO BECOME DUE TO THE ISSUER HEREUNDER, HAVE BEEN ASSIGNED (A) TO THE HUNTINGTON NATIONAL BANK, AS TRUSTEE (THE "TRUSTEE"), PURSUANT TO A PLEDGE AND ASSIGNMENT DATED AS OF AUGUST 1, 2002 FROM THE ISSUER TO THE TRUSTEE AND (B) TO KEYBANK NATIONAL ASSOCIATION (THE "BANK") PURSUANT TO A MORTGAGE AND SECURITY AGREEMENT DATED AS OF AUGUST 1, 2002 FROM THE ISSUER AND ANGIODYNAMICS, INC. TO THE BANK.

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THIS INSTALLMENT SALE AGREEMENT IS INTENDED TO CONSTITUTE A SECURITY AGREEMENT
UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK.

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                                TABLE OF CONTENTS

             (This Table of Contents is not part of the Installment
            Sale Agreement and is for convenience of reference only.)

                                                                            PAGE
                                                                            ----

PARTIES........................................................................1
RECITALS.......................................................................1

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1.   Definitions.....................................................5

                                   ARTICLE II

                           REPRESENTATIONS, WARRANTIES
                                  AND COVENANTS

Section 2.1.   Representations, Warranties and Covenants of the Issuer........25
Section 2.2.   Representations, Warranties and Covenants of the Company.......26
Section 2.3.   Covenant with Trustee, Bondholders and Bank....................29

                               ARTICLE III

                          CONVEYANCE AND USE OF
                          THE PROJECT FACILITY

Section 3.1.   Conveyance to the Issuer.......................................30
Section 3.2.   Use of the Project Facility....................................30
Section 3.3.   Hazardous Materials............................................30
Section 3.4.   [Reserved].....................................................31
Section 3.5.   Non-Merger.....................................................31

                                       -i

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                                   ARTICLE IV

                   UNDERTAKING AND COMPLETION OF THE PROJECT;
                     ISSUANCE OF BONDS; USE OF BOND PROCEEDS

Section 4.1.   Acquisition, Construction and Installation of the
               Project Facility...............................................33
Section 4.2.   Issuance of the Bonds..........................................34
Section 4.3.   Application of Bond Proceeds...................................34
Section 4.4.   Completion of the Project Facility.............................36
Section 4.5.   Completion by the Company......................................36
Section 4.6.   Remedies to be Pursued Against Contractors,
               Subcontractors, Materialmen and their Sureties.................36

                                    ARTICLE V

              AGREEMENT TO CONVEY THE PROJECT FACILITY; INSTALLMENT
                   PURCHASE PAYMENTS AND OTHER AMOUNTS PAYABLE

Section 5.1.   Agreement to Convey the Project Facility.......................38
Section 5.2.   Conveyance; Instruments; Survival..............................38
Section 5.3.   Installment Purchase Payments and Other Amounts Payable........39
Section 5.4.   Nature of Obligations of the Company Hereunder.................41
Section 5.5.   Prepayment of Installment Purchase Payments....................42
Section 5.6.   [Reserved].....................................................42
Section 5.7.   Grant of Security Interest.....................................42
Section 5.8.   The Credit Facility............................................42
Section 5.9.   Earlier Conveyance of Project Facility.........................43

                                   ARTICLE VI

                 MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

Section 6.1.   Maintenance and Modification of the Project Facility...........44
Section 6.2.   Taxes, Assessments and Utility Charges.........................44
Section 6.3.   Insurance Required.............................................44
Section 6.4.   Additional Provisions Respecting Insurance.....................46
Section 6.5.   Application of Net Proceeds of Insurance.......................46

                                      -ii

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                                   ARTICLE VII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

Section 7.1.   Damage or Destruction..........................................47
Section 7.2.   Condemnation...................................................48
Section 7.3.   Additions to the Project Facility..............................51

                              ARTICLE VIII

                            SPECIAL COVENANTS

Section 8.1.   No Warranty of Condition or Suitability by Issuer;
               Acceptance "As Is".............................................51
Section 8.2.   Hold Harmless Provisions.......................................51
Section 8.3.   Right of Access to the Project Facility........................52
Section 8.4.   Company Not to Terminate Existence or Dispose of Assets;
               Condition under which Exceptions Are Permitted.................52
Section 8.5.   Agreement to Provide Information...............................53
Section 8.6.   Books of Record and Account; Compliance Certificates...........53
Section 8.7.   Compliance with Applicable Laws................................53
Section 8.8.   Discharge of Liens and Encumbrances............................54
Section 8.9.   Performance of Company's Obligations...........................54
Section 8.10.  Depreciation Deductions and Tax Credits........................54
Section 8.11.  Covenant Against Arbitrage Bonds...............................55
Section 8.12.  Identification of Equipment....................................55
Section 8.13.  Indemnification of the Trustee.................................55
Section 8.14.  Indemnification of the Bank....................................56
Section 8.15.  Employment Opportunities.......................................56
Section 8.16.  Sales and Use Tax Exemption....................................56

                                   ARTICLE IX

                        ASSIGNMENTS; MERGER OF THE ISSUER

Section 9.1.   Assignment of Installment Sale Agreement by the Company........58
Section 9.2.   Pledge and Assignment of Issuer's Interests to Trustee.........58
Section 9.3.   Merger of the Issuer...........................................58
Section 9.4.   Sale of the Project Facility...................................59

                                      -iii

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                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

Section 10.1.  Events of Default Defined......................................60
Section 10.2.  Remedies on Default............................................62
Section 10.3.  Remedies Cumulative............................................62
Section 10.4.  Agreement to Pay Attorneys' Fees and Expenses..................63
Section 10.5.  No Additional Waiver Implied by One Waiver.....................63

                               ARTICLE XI

                              MISCELLANEOUS

Section 11.1.  Notices........................................................64
Section 11.2.  Binding Effect.................................................65
Section 11.3.  Severability...................................................65
Section 11.4.  Amendment......................................................66
Section 11.5.  Execution of Counterparts......................................66
Section 11.6.  Applicable Law.................................................66
Section 11.7.  Recording and Filing...........................................66
Section 11.8.  Survival of Obligations........................................66
Section 11.9.  Table of Contents and Section Headings Not Controlling.........66
Section 11.10. No Recourse; Special Obligation................................67

TESTIMONIUM.....................................................................
SIGNATURES....................................................................68
ACKNOWLEDGMENTS...........................................................68, 70

EXHIBIT A - Description of the Equipment.....................................A-1
EXHIBIT B - Form of Bill of Sale to Company..................................B-1
EXHIBIT C - Form of Termination of Installment Sale Agreement................C-1
EXHIBIT D - Form of Sales Tax Exemption Letter...............................D-1
EXHIBIT E - Current Form of Annual Report....................................E-1

                                      -iv

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                           INSTALLMENT SALE AGREEMENT

     THIS INSTALLMENT SALE AGREEMENT dated as of August 1, 2002 (the "Installment Sale Agreement") by and between COUNTIES OF WARREN AND WASHINGTON INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York (the "State") having an office for the transaction of business located at the 5 Glen Street, Glens Falls, New York 12801 (the "Issuer"), and ANGIODYNAMICS, INC., a business corporation organized and existing under the laws of the State of Delaware having an office for the transaction of business located at 603 Queensbury Avenue, Queensbury, New York 12804 (the "Company");

                                   WITNESSETH:

     WHEREAS, Title 1 of Article 18-A of the General Municipal Law of the State of New York (the "Enabling Act") was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State of New York; and

     WHEREAS, the Enabling Act authorizes and provides for the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State of New York (the "State") and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and dispose of land and any building or other improvement, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, civic, commercial or industrial purposes, in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State and to improve their standard of living; and

     WHEREAS, the Enabling Act further authorizes each such agency to lease or sell any or all of its facilities, to issue its bonds, for the purpose of carrying out any of its corporate purposes and, as security for the payment of the principal and redemption price of and interest on any such bonds so issued and any agreements made in connection therewith, to mortgage and pledge any or all of its facilities, whether then owned or thereafter acquired, and to pledge the revenues and receipts from the lease or sale thereof to secure the payment of such bonds and interest thereon; and

     WHEREAS, the Issuer was created, pursuant to and in accordance with the provisions of the Enabling Act, by Chapter 862 of the Laws of 1971 of the State, as amended, constituting Section 890-C of the General Municipal Law (said Section and the Enabling Act being collectively referred to as the "Act") and is empowered under the Act to undertake the Project (as hereinafter defined) in order to so advance the job opportunities, health, general prosperity and economic welfare of the people of the State and improve their standard of living; and

     WHEREAS, in April 2002, the Company presented an application (the "Application") to the Issuer, which Application requested that the Issuer consider undertaking a project (the

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"Project") consisting of the following: (A)(i) the acquisition of an interest in a certain parcel or parcels of land located at 603 Queensbury Avenue, Town of Queensbury, County of Warren, State of New York (the "Land"), (ii) the acquisition thereon of an approximately 32,000 square foot facility (the "Existing Facility"), together with equipment therein (the "Existing
Equipment"), (iii) the making of certain renovations to the Existing Facility
(as so renovated, the "Facility") consistent with its present and authorized use, (iv) the construction of approximately 32,000 square feet of additions(s) to the Existing Facility, (v) the purchase of additional equipment (together with the Existing Equipment, the "Equipment" and, together with the Land and the Facility, the "Project Facility") and (B) the financing of a part of the cost of the foregoing by issuing its tax-exempt Industrial Development Revenue Bonds
(the "Bonds") in an aggregate principal amount not to exceed $4,500,000.00, all pursuant to Title 1 of Article 18-A of the General Municipal Law of the State of New York (collectively, the "Act"), as amended, the proceeds of which may be applied to the costs of issuance, and, as necessary and appropriate, the provision of a debt service reserve fund, capitalized interest or other means of providing credit enhancement for the Bonds; and (C) to lease (with the option to purchase) and/or sell the Project Facility to the Company, all pursuant to the Act;

     WHEREAS, pursuant to Article 8 of the Environmental Conservation Law, Chapter 43-B of the Consolidated Laws of New York, as amended (the "SEQR Act"), and the regulations adopted pursuant thereto by the Department of Environmental Conservation of the State of New York, being 6 NYCRR Part 617, as amended (the "Regulations," and collectively with the SEQR Act, "SEQRA"), the Issuer has made a preliminary determination that the Project will not have a significant impact on the environment; and

     WHEREAS, by resolution adopted by the members of the Issuer on June 24, 2002 (the "Preliminary Inducement Resolution"), the members of the Issuer agreed, subject to numerous conditions, including (A) all requirements of the SEQR Act that relate to the Project and (B) the public hearing and notice requirements and other procedural requirements contained in Section 859-a of the Act, to accept the Application and enter into a preliminary agreement (the "Preliminary Agreement") relating to the Project; and

     WHEREAS, pursuant to the authorization contained in the a resolution of the Issuer dated May 20, 2002, the Executive Director of the Issuer (A) caused notice of a public hearing of the Issuer (the "Public Hearing") pursuant to
Section 859-a of the Act and Section 147(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to hear all persons interested in the Project and the financial assistance being contemplated by the Issuer with respect to the Project, to be mailed to the chief executive officers of the county and of each city, town, village and school district in which the Project Facility is to be located, (B) caused notice of the Public Hearing to be published on May 15, 2002 in The Post Star, a newspaper of general circulation available to residents of the Town of Queensbury, (C) conducted the Public Hearing on June 17, 2002 at 3:00 o'clock p.m., local time in the Board of Supervisors in the Warren County Municipal Center, Queensbury, New York, and (D) prepared a report of the Public Hearing (the "Report") which fairly summarized the views presented at said public hearing and distributed same to the members of the Issuer and to the County Legislatures of both Warren and Washington County, New York (collectively, the "County Legislature"). By resolutions dated

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June 21, 2002 and July 17, 2002 (the "Public Approval"), the County Legislature
approved the issuance of the bonds for purposes of Section 147(f) of the Code;
and

     WHEREAS, by resolution adopted by the members of the Issuer on July 15, 2002 (the "Bond Resolution"), the Issuer determined to (A) issue its Multi-Mode Variable Rate Industrial Development Revenue Bonds (Angiodynamics, Inc. Project
- Letter of Credit Secured), Series 2002 in the aggregate principal amount of $3,500,000 (the "Initial Bonds") pursuant to the provisions of a trust indenture dated as of August 1, 2002 (the "Indenture") by and between the Issuer and The Huntington National Bank, as trustee (the "Trustee") for the holders of the Initial Bonds and any additional bonds (the "Additional Bonds", and collectively with the Initial Bonds, the "Bonds") issued pursuant to the Indenture, (B) enter into this Installment Sale Agreement, and (C) enter into certain other documents related to the foregoing; and

     WHEREAS, simultaneously with the issuance of the Initial Bonds, for the purpose of undertaking and completing the Project, the Issuer proposes to acquire from the Company all right, title and interest of the company in the Project Facility pursuant to (a) a bill of sale dated as of August 1, 2002 (the "Bill of Sale to Issuer") from the Company, as grantor, to the Issuer, as grantee; and (b) a deed to Issuer dated as of August 1, 2002 (the "Deed to Issuer") from the Company to the Issuer;

     WHEREAS, the Issuer proposes to undertake the Project, to appoint the Company as agent of the Issuer to undertake the acquisition and installation of the Project Facility, and to sell the Project Facility to the Company, and the Company desires to act as agent of the Issuer to undertake the acquisition, and installation of the Project Facility and to purchase the Project Facility from the Issuer, all pursuant to the terms and conditions hereinafter set forth in this Installment Sale Agreement; and

     WHEREAS, as security for the Initial Bonds, the Company will enter into a reimbursement agreement dated as of August 1, 2002 (the "Reimbursement Agreement") with KeyBank National Association, a national banking corporation organized and existing under the laws of the United States (the "Bank"), pursuant to which the Bank is to issue in favor of the Trustee an irrevocable transferable direct-pay letter of credit (the "Letter of Credit"), said Letter of Credit to be in a maximum amount (which shall decline at fixed intervals) equal to $3,500,000, plus an amount sufficient to cover accrued interest and interest premium if necessary; and

     WHEREAS, as security for the Bonds, the Issuer will assign to the Trustee certain of the Issuer's rights and remedies under this Installment Sale Agreement, including the right to receive installment purchase payments and other amounts payable thereunder, but not including the Unassigned Rights (as hereinafter defined), pursuant to a pledge and assignment dated as of August 1, 2002 (the "Pledge and Assignment") from the Issuer to the Trustee; and

     WHEREAS, as additional security for the Bonds and the Company's obligations under the Reimbursement Agreement, the Issuer and the Company will grant to the Bank a first priority mortgage Lien on and a security interest in the Project Facility pursuant to a mortgage and

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security agreement dated as of August 1, 2002 from the Issuer and the Company to the Bank (the "Mortgage"); and

     WHEREAS, the Company's obligation to make all installment purchase payments due under this Installment Sale Agreement, and to perform all obligations related thereto, and the Issuer's obligation to repay the Initial Bonds, will be further secured by a guaranty dated as of August 1, 2002 (the "Guaranty") from the Company to the Trustee; and

     WHEREAS, the providing of the Project Facility and the sale of the Project Facility to the Company pursuant to this Installment Sale Agreement is for a proper purpose, to wit, to advance the job opportunities, health, general prosperity and economic welfare of the inhabitants of the State, pursuant to the provisions of the Act; and

     WHEREAS, all things necessary to constitute this Installment Sale Agreement a valid and binding agreement by and between the parties hereto in accordance with the terms hereof have been done and performed, and the creation, execution and delivery of this Installment Sale Agreement have in all respects been duly authorized by the Issuer and the Company;

     NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS HEREINAFTER CONTAINED, THE PARTIES HERETO HEREBY FORMALLY COVENANT, AGREE AND BIND THEMSELVES AS FOLLOWS TO WIT:

                          [Balance of page left blank]

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                                    ARTICLE I

                                   DEFINITIONS

SECTION 101. DEFINITIONS. The following words and terms used in this Indenture shall have the respective meanings set forth below unless the context or use indicates another or different meaning or intent:

     "Accountant" means an independent certified public accountant or a firm of independent certified public accountants selected by the Company and acceptable to the Bank.

     "Act" means Title 1 of Article 18-A of the General Municipal Law of the State, as amended from time to time, together with Chapter 862 of the Laws of 1971 of the State, as amended from time to time.

     "Act of Bankruptcy" means the filing of a petition in bankruptcy (or the other commencement of a bankruptcy or similar proceeding) by or against the Bank, the Company or the Issuer under any applicable bankruptcy, insolvency, reorganization or similar law, now or hereafter in effect.

     "Additional Bonds" means any bonds issued by the Issuer pursuant to Section 214 of the Indenture.

     "Additional Facility" means any additional property financed with the proceeds of Additional Bonds.

     "Additional Project" means the purposes for which any Additional Bonds may be issued.

     "Affiliate" of any specified entity means any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity and "control", when used with respect to any specified entity, means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Alternate Credit Facility" means any direct pay letter of credit or other credit enhancement or support facility that has terms which are the same in all material respects (except for the term and maximum interest rate but including coverage of accrued interest on the Bonds for 98 days if the Bonds bear interest at the Weekly Rate or for 183 days if the Bonds bear interest at the Semi-Annual Rate or the Long-Term Rate) as the then current Credit Facility and (A) shall have a term of not less than one year, (except if the Long-Term Rate shall then be in effect, the term of such Alternate Credit Facility shall not expire prior to (a) the first par redemption date plus 15 days or (b) the first redemption date plus 15 days if the Alternate Credit Facility covers the redemption premium) (B) shall be issued by a bank, a trust company or other

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financial institution or credit provider, and (C) with respect to which the
Trustee shall have received the opinions required by Section 408(F) of the Indenture.

     "Applicable Laws" means all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Governmental Authorities, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to or affect the Project Facility or any part thereof or the conduct of work on the Project Facility or any part thereof or to the operation, use, manner of use or condition of the Project Facility or any part thereof (the applicability of such statutes, codes, laws, acts, ordinances, orders, rules, regulations, directions and requirements to be determined both as if the Issuer were the owner of the Project Facility and as if the Company and not the Issuer were the owner of the Project Facility), including but not limited to (1)applicable building, zoning, environmental, planning and subdivision laws, ordinances, rules and regulations of Governmental Authorities having jurisdiction over the Project Facility, (2)restrictions, conditions or other requirements applicable to any permits, licenses or other governmental authorizations issued with respect to the foregoing, and (3) judgments, decrees or injunctions issued by any court or other judicial or quasi-judicial Governmental Authority.

     "Arbitrage Certificate" means the certificate dated the Closing Date for the Initial Bonds executed by the Issuer and relating to certain requirements set forth in Section 148 of the Code.

     "Authenticating Agent" means the Trustee and any agent so designated in and appointed pursuant to Section 204 of the Indenture.

     "Authorized Investments" means any of the following: (A) Government Obligations; (B)obligations issued or guaranteed by any state or political subdivision thereof rated A or higher by Moody's and by S&P; (C) open market commercial or finance paper of any corporation having a net worth in excess of $100,000,000 and which is rated either P-1 or A-1 or an equivalent by Moody's and S&P; (D) bankers' acceptances drawn on and accepted by commercial banks including the Trustee or its affiliates; (E) investments due within 12 months in certificates of deposit issued by, or bankers' acceptances of, the Trustee or its affiliates, or of banks or trust companies organized under the laws of the United States of America or any state thereof, which must have a reported capital and surplus of at least $25,000,000 in dollars of the United States of America; (F) bank repurchase agreements, including the Trustee's or its affiliate's, fully secured by obligations of the type described in (A) above;
(G) variable rate demand securities redeemable within 7 days or able to be tendered for remarketing or purchase upon no more than 7 days' notice and secured by a credit facility issued by a financial institution, which financial institution (or its corporate parent) maintains a long term debt rating assigned by Moody's and S&P which is not lower than the third highest long term debt category (without regard to numerical or other modifiers assigned within the category) by either Rating Service, or by both Rating Services, if rated by both Rating Services; and (H)shares of any so called "money market mutual fund", including any "money market mutual fund" which the Trustee or any of its affiliates provide services for a fee, whether as an investment advisor, custodian, transfer agent, registrar, sponsor, distributor, manager or otherwise, which invests solely in obligations described in items (A) through
(G) above; and further provided that any such investment or deposit is not prohibited by law.

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     "Authorized Newspaper" means a newspaper in English customarily published each Business Day and generally circulated in the Borough of Manhattan, City and State of New York.

     "Authorized Representative" means the Person or Persons at the time designated to act on behalf of the Issuer, the Bank or the Company, as the case may be, by written certificate furnished to the Issuer, the Company, the Bank and the Trustee containing the specimen signature of each such Person and signed on behalf of (A) the Issuer by its Chairman or Vice Chairman, or such other person as may be authorized by resolution of the members of the Issuer to act on behalf of the Issuer, (B) the Bank by a Vice President or an Assistant Vice President, or such other person as may be authorized by the board of directors of the Bank to act on behalf of the Bank, and (C) the Company by its President or any Vice President, or such other person as may be authorized by the board of directors of the Company to act on behalf of the Company.

     "Available Moneys" means, with respect to any date, (A) funds which (1) have been paid to the Trustee by the Issuer, the Company, any Affiliate of the Company, any Guarantor or any Insider of any of the foregoing and deposited into and held in a separate and segregated subaccount or subaccounts in the Redemption Premium Account of the Bond Fund in which no moneys not deposited on the same date were at any time held, (2) have been on deposit in the Redemption Premium Account of the Bond Fund for a period of at least one hundred twenty-three (123) consecutive days prior to such date, during and prior to which period no Event of Bankruptcy has occurred and (3) are represented by cash or its equivalent as of such date; (B) moneys drawn under the Letter of Credit and deposited directly into the Credit Facility Account of the Bond Fund; (C) the proceeds deposited directly into the Defeasance Account of the Bond Fund from the sale of refunding obligations other than, directly or indirectly, to the Issuer, the Company, any Guarantor, any Affiliate of the Company or any Guarantor or any Insider of any of them or any entity who at the time of the purchase of the Bonds, is a secured creditor of the Company or any Guarantor;
(D) proceeds deposited directly into the Remarketing Proceeds Account of the Bond Fund from the marketing or remarketing of Bonds to any purchaser other than, directly or indirectly, the Company, the Issuer, any Guarantor, any Affiliate of the Company or any Guarantor or any Insider of any of them or any entity who at the time of the purchase of the Bonds, is a secured creditor of the Company or any Guarantor; (E) proceeds from investment of the foregoing, provided such proceeds are retained in the Account in which they were earned; and (F) any other funds or payments so long as, in the opinion of reputable bankruptcy counsel, such payments will not constitute an avoidable preference under the standards set forth in the Bankruptcy Code.

     "Bank" means the Credit Facility Issuer.

     "Bank Documents" means the Letter of Credit, the Reimbursement Agreement, the Mortgage, the Bond Pledge Agreement, the Security Agreement and any other document now or hereafter executed by the Issuer, the Company or any Guarantor in favor of the Bank which affects the rights of the Bank in or to the Project Facility, in whole or in part, or which secures or guarantees any sum due under any Bank Document.

     "Bank Rate" means the rate of interest being charged to the Company by the Credit Facility Issuer under the Reimbursement Agreement.

     "Bankruptcy Code" means Title 11 of the United States Code, as it is amended from time to time.

     "Beneficial Owner" means, with respect to the Bonds, a Person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

     "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Bonds which are held by the Depository under a book entry system.

     "Bill of Sale to Company" means the bill of sale from the Issuer to the Company conveying all of the Issuer's interest in the Project Facility to the Company, substantially in the form attached as Exhibit B to the Installment Sale Agreement.

     "Bill of Sale to Issuer" means the bill of sale delivered on the Closing Date from the Company to the Issuer conveying all of the Company's interest in the Project Facility to the Issuer.

     "Bond" or "Bonds" means, collectively, (A) the Initial Bonds and (B) any Additional Bonds.

     "Bond Counsel" means the law firm of Bond, Schoeneck & King, LLP, Albany, New York or such other attorney or firm of attorneys located in the State whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized and who are acceptable to the Issuer.

     "Bond Fund" means the fund so designated established pursuant to Section 401 (A) (2) of the Indenture.

     "Bond Payment Date" means each Interest Payment Date and each date on which principal, interest or premium, if any, shall be payable on the Bonds according to their terms and the Indenture, including without limitation, scheduled mandatory redemption dates, unscheduled mandatory redemption dates, optional redemption dates and Stated Maturity, so long as any Bonds shall be Outstanding.

     "Bond Pledge Agreement" means (A) the bond pledge agreement dated as of August 1, 2002 from the Company to the KeyBank National Association, as may be amended or supplemented from time to time, and (B) any similar bond pledge agreement by and between the Company and any Substitute Bank, as said bond pledge agreement may be amended or supplemented from time to time.

     "Bond Proceeds" means (A) with respect to the Initial Bonds, the amount paid to the Issuer by the initial purchasers of the Initial Bonds as the purchase price for the Initial Bonds and

(B) with respect to any Additional Bonds, the amount paid to the Issuer by the initial purchasers of the Additional Bonds as the purchase price for the Additional Bonds.

     "Bond Purchase Agreement" means the bond purchase agreement dated August 28, 2002 among the Issuer, the Company and the Underwriter.

     "Bond Rate" means with respect to any Bond, the applicable rate of interest on such Bond, as set forth in such Bond.

     "Bond Register" means the register maintained by the Bond Registrar in which, subject to such reasonable regulations as it, the Trustee or the Bond Registrar may prescribe, the Issuer shall provide for the registration of the Bonds and for the registration of transfers of the Bonds.

     "Bond Registrar" means the Trustee, acting in its capacity as bond registrar under the Indenture, and its successors and assigns as bond registrar under the Indenture.

     "Bond Resolution" means the resolution of the members of the Issuer duly adopted on July 15, 2002 authorizing the Issuer to undertake the Project, to issue and sell the Initial Bonds and to execute and deliver the Financing Documents to which the Issuer is a party.

     "Bond Year" means each one (1) year period ending on the anniversary of the Closing Date, or such other annual period provided for the computation of arbitrage rebate selected by the Company in the manner allowed under Section 148 of the Code.

     "Bondholder" or "Holder" or "Owner of the Bonds" means the registered owner of any Bond as indicated on the bond register maintained by the Bond Registrar, other than the registered owner of any Bond which has been purchased pursuant to
Section 304 of the Indenture and not surrendered for payment of the purchase price thereof.

     "Book Entry Bonds" means the Bonds held in Book Entry Form, with respect to which the provisions of Section 213 of the Indenture shall apply.

     "Book Entry Form" or "Book Entry System" means, with respect to the Bonds, a form or system, as applicable, under which (A) the Beneficial Ownership Interests may be transferred only through a book entry and (B) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Bondholder, with the physical Bond certificates "immobilized" in the custody of the Depository. The Book Entry System maintained by and the responsibility of the Depository and not maintained by or the responsibility of the Issuer or the Trustee is the record that identifies, and records the transfer of the interests of, the owners of book entry interests in the Bonds.

     "Building Loan Agreement" means the Building Loan agreement dated as of August 1, 2002 by and between the Bank and the Company, as said building loan agreement may be amended or supplemented from time to time.

     "Business Day" means any day other than (A) a Saturday or Sunday, (B) a day on which the New York Stock Exchange is closed or (C) any day on which banks located in the city in which the principal corporate trust office of the Trustee is located, or city in which the office of the Credit Facility Issuer at which demands for payment are to be presented is located are required or authorized by applicable law to remain closed.

     "Certificate of Authentication" means the certificate of authentication in substantially the form attached to the forms of the Initial Bonds attached as
Schedule I to the Indenture.

     "Closing Date" means (A) with respect to the Initial Bonds, the date on which authenticated Initial Bonds are delivered to or upon the order of the Placement Agent and payment is received therefor by the Trustee on behalf of the Issuer, and (B) with respect to any Additional Bonds, the date on which such Additional Bonds are authenticated and delivered to the purchaser thereof and payment therefor is received by the Trustee on behalf of the Issuer.

     "Code" means the Internal Revenue Code of 1986, as amended, including, when appropriate, the statutory predecessor of said Code, and the applicable regulations (whether proposed, temporary or final) of the United States Treasury Department promulgated under said Code and the statutory predecessor of said Code, and any official rulings and judicial determinations under the foregoing applicable to the Bonds.

     "Company" means Angiodynamics, Inc., a business corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, to the extent permitted by Section 8.4 of the Installment Sale Agreement.

     "Completion Date" means the earlier of (A) August 1, 2005 or (B) the date of substantial completion of the Project Facility as evidenced in the manner provided in Section 4.4 of the Installment Sale Agreement.

     "Condemnation" means the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any Governmental Authority.

     "Construction Period" means the period (A) beginning on the Inducement Date and (B) ending on the Completion Date.

     "Continuing Disclosure Agreement" means, if required by Section 516 of the Indenture, the continuing disclosure agreement by and between the Company and the Trustee, as said continuing disclosure agreement may be amended or supplemented from time to time.

     "Conversion" means (A) any conversion from time to time in accordance with the terms of the Indenture of the Bonds from one Interest Rate Mode to another Interest Rate Mode and (B) the end of any Long-Term Rate Period.

     "Conversion Date" means the first date any Conversion becomes effective.

     "Conveyance Documents" means the Bill of Sale to Issuer and the Deed to Issuer.

     "Cost of the Project" means all those costs and items of expense enumerated in Section 4.3 of the Installment Sale Agreement.

     "Credit Facility" means the Letter of Credit or any Alternate Credit Facility delivered to the Trustee pursuant to the provisions of the Indenture.

     "Credit Facility Account" means the special account so named established within the Bond Fund pursuant to Section 401(A)(2)(a) of the Indenture.

     "Credit Facility Issuer" means (A), initially, KeyBank National Association, a national banking association organized under the laws of the United States, as issuer of the initial Letter of Credit, and (B) in the event an Alternate Credit Facility is outstanding, the institution issuing such Alternate Credit Facility.

     "Debt Service Payment" means, with respect to any Bond Payment Date, (A) the interest payable on the Bonds on such Bond Payment Date, plus (B) the principal, if any, payable on the Bonds on such Bond Payment Date, plus (C) the premium, if any, payable on the Bonds on such Bond Payment Date, plus (D) the purchase price, if any, payable on the Bonds on such Bond Payment Date.

     "Deed to Issuer" means the deed dated as of August 1, 2002 from the Company to the Issuer.

     "Default Interest Rate" means a per annum rate of interest equal to the lesser of (A) the Prime Rate plus one percent (1%) per annum, or (B) the maximum permitted by law.

     "Defaulted Interest" shall have the meaning ascribed to such term in
Section 207(C) of the Indenture.

     "Depository" means The Depository Trust Company, New York, New York, a limited purpose trust company organized under the laws of the State, or its nominee, or any other securities depository designated in any supplemental resolution of the Issuer to serve as securities depository for the Bonds that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a Book Entry System to record ownership of book entry interests in Bonds, and to effect transfers of book entry interests in Book Entry Bonds.

     "Determination of Taxability" means, with respect to the Initial Bonds, (A) the enactment of legislation or the adoption of final regulations or a final decision, ruling or technical advice by any federal judicial or administrative authority which has the effect of requiring interest on the Initial Bonds to be included in the gross income of the Bondholders for federal income tax purposes (other than a Bondholder who is a "substantial user" of the Project or a "related person", as said quoted terms are used in Section 144 and Section 147(a) of the Code), (B) the receipt by the Trustee of a written opinion of Bond Counsel to the effect that interest on the Initial Bonds must be included in the gross income of the Bondholders for federal income tax purposes (other than a Bondholder who is a "substantial user" of the Project or a "related person", as said quoted terms are used in Section 144 and Section 147(a) of the
Code) or (C) the delivery to the Trustee of a written statement signed by an Authorized Representative of the Company to the effect that (1) the Company has exceeded or will exceed the maximum amount of capital expenditures permitted under Section 144(a)(4) of the Code or (2) the Company or another "test-period beneficiary" (as said quoted term is defined in Section 144(a)(10)(D) of the Code) has exceeded or will exceed the maximum amount of tax-exempt obligations permitted to be outstanding under Section 144(a)(10) of the Code; provided that no decision by any court or decision, ruling or technical advice by any administrative authority shall be considered final (A)unless the Bondholder involved in the proceeding or action giving rise to such decision, ruling or technical advice (1) gives the Company and the Trustee prompt notice of the commencement thereof and (2) offers the Company the opportunity to control the contest thereof, provided the Company shall have agreed to bear all expenses in connection therewith and to indemnify that Bondholder against all liabilities in connection therewith, and (B) until the expiration of all periods for judicial review or appeal.

     "Direct Participant" means a Participant as defined in the Letter of Representations.

     "Environmental Claim" shall mean, with respect to any person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other person (including any governmental authority, citizens group or employee or former employee of such person) alleging, asserting or claiming any actual or potential: (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on, or resulting from, the presence or release into the environment of any Hazardous Materials at any location, whether or not owned by such person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Bankruptcy" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceedings) by or against the Issuer, the Company, a Guarantor, any Affiliate of the Company or any Guarantor or any Insider of any of them as debtor, under any applicable bankruptcy, reorganization, insolvency or other similar law as now or hereafter in effect applicable to the Issuer, the Company, any Guarantor, any Affiliate of the Issuer, the Company or of any Guarantor or Insider of any of them.

     "Event of Default" means (A) with respect to the Indenture, any of those events defined as an Event of Default by the terms of Article VI of the Indenture, (B) with respect to the Installment Sale Agreement, any of those events defined as an Event of Default by the terms of Article X of the Installment Sale Agreement, and (C) with respect to any other Financing Document, any of those events defined as an Event of Default by the terms thereof.

     "Excess Earnings" means an amount equal to the sum of (A) plus (B), where
(A) is the excess of (1) the aggregate amount earned from the date of issuance of the Initial Bonds on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to an excess described in this clause (1)), over (2) the amount that would have been earned if such nonpurpose investments (other than amounts attributable to an excess described in this clause (1)) had been invested at a rate equal to the yield on the Bonds; and (B)is any income attributable to the excess described in clause (1) of this definition. The sum of (A) plus (B) shall be determined in accordance with Section 148(f) of the Code. As used herein, the terms "gross proceeds", "nonpurpose investments" and "yield" have the meanings assigned to them for purposes of Section 148 of the Code.

     "Extraordinary Services" and "Extraordinary Expenses" means all reasonable services rendered and all reasonable expenses incurred by the Trustee or any paying agent under the Indenture, other than Ordinary Services and Ordinary Expenses, including, but not limited to, reasonable attorneys fees and any services rendered and any expenses incurred with respect to an Event of Default or with respect to the occurrence of an event which upon the giving of notice or the passage of time would ripen into an Event of Default under any of the Financing Documents.

     "Financing Documents" means the Bonds, the Indenture, the Installment Sale Agreement, the Mortgage, the Pledge and Assignment, the Building Loan Agreement, the Guaranty, the Tax Documents, the Conveyance Documents, the Bank Documents, the Remarketing Agreement and any other document now or hereafter executed by the Issuer, the Company, any Guarantor or the Bank in favor of the Bondholders, the Trustee or the Bank which affects the rights of the Bondholders, the Trustee or the Bank in or to the Project Facility, in whole or in part, or which secures or guarantees any sum due under the Bonds or any other Financing Document, each as amended from time to time, and all documents related thereto and executed in connection therewith.

     "Financial Institution" means (A) any national bank, banking corporation, trust company or other banking institution, whether acting in its individual or fiduciary capacity, organized under the laws of the United States, any state, any territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the Comptroller of the Currency or a comparable state or territorial official or agency; (B) an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, a territory or the District of Columbia; (C)an investment company registered under the Investment Company Act of 1940 or a business development company as described in Section 2(a)(48) of that Act; (D) an employee benefit plan, including an individual retirement account, which is subject to the provisions of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, insurance company or registered investment company; or (E) institutional investors or other entities who customarily purchase commercial paper or tax-exempt securities in large denominations.

     "Governmental Obligations" means (A) direct obligations of the United States of America, (B) obligations unconditionally guaranteed by the United States of America and (C)securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (A) or (B).

     "Governmental Authority" means the United States of America, the State, any other state and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

     "Gross Proceeds" means one hundred percent (100%) of the proceeds of the transaction with respect to which such term is used, including, but not limited to, the settlement of any insurance claim or Condemnation award.

     "Guarantor" means the Company and any other guarantor of the obligations of the Company under the Reimbursement Agreement.

     "Guaranty" means the guaranty dated as of August 1, 2002 from the Company to the Trustee, as said guaranty may be amended or supplemented from time to time.

     "Hazardous Materials" means all hazardous materials including, without limitation, any flammable explosives, radioactive materials, radon, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum, petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials as set forth in or regulated under or defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S. C. Sections 6901, et seq.), Articles 15 or 27 of the State Environmental Conservation Law, or in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule or regulation.

     "Immediate Notice" means notice transmitted through a time-sharing terminal, if operative as between any two parties, or if not operative, in writing or by telephone (promptly confirmed in writing).

     "Indebtedness" means (A) the payment of the Debt Service Payments on the Bonds according to their tenor and effect, (B) all other payments due from the Issuer or the Company to the Trustee or the Bank pursuant to the Installment Sale Agreement or any other Financing Document, (C) the performance and observance by the Issuer and the Company of all of the covenants, agreements, representations and warranties made for the benefit of the Trustee or the Bank pursuant to the Installment Sale Agreement or any other Financing Document, (D) the monetary obligations of the Company to the Issuer and its members, officers, agents, servants and employees under the Installment Sale Agreement and the other Financing Documents, and (E) all interest accrued on any of the foregoing.

     "Indenture" means the trust indenture dated as of August 1, 2002 by and between the Issuer and the Trustee, as said trust indenture may be amended or supplemented from time to time.

     "Independent Counsel" means an attorney or firm of attorneys duly admitted to practice law before the highest court of any state and approved by the Bank and not a full-time employee of the Company or the Issuer.

     "Indirect Participant" means a Person utilizing the book entry system of the Depository by, directly or indirectly, clearing through or maintaining a custodial relationship with a Direct Participant.

     "Insider" means any entity referred to or described in accordance with the standards set forth in Section 101(31) of the Bankruptcy Code, assuming for this purpose that the Issuer, the Company, any Guarantor, or any Affiliate of any of them, as applicable, is a debtor, and any limited partner or limited liability company member thereof.

     "Inducement Date" means June 24, 2002.

     "Initial Bonds" means the Issuer's Multi-Mode Variable Rate Industrial Development Revenue Bonds (Angiodynamics, Inc. Project - Letter of Credit Secured), Series 2002 in the aggregate principal amount of $3,500,000, issued pursuant to the Bond Resolution and Article II of the Indenture and sold by the Underwriter pursuant to the provisions of the Bond Purchase Agreement, and any Bonds issued in exchange or substitution thereof.

     "Installment Sale Agreement" means the installment sale agreement dated as of August 1, 2002 by and between the Issuer and the Company, as said installment sale agreement may be amended or supplemented from time to time.

     "Insurance and Condemnation Fund" means the fund so designated established pursuant to Section 401(A)(3) of the Indenture.

     "Interest Payment Date" means, (A) with respect to any Additional Bonds, the Interest Payment Dates on said Additional Bonds, as established pursuant to the supplemental Indenture authorizing issuance of said Additional Bonds, and
(B) with respect to the Initial Bonds, (1)while the Initial Bonds bear interest at the Weekly Rate, the first Thursday of each January, April, July and October, and (2) while the Initial Bonds bear interest at the Semi-Annual Rate or the Long-Term Rate, April 1 and October 1 of each year. The first Interest Payment Date relating to the Initial Bonds shall be the Interest Payment Date in October, 2002. In any case, the final Interest Payment Date relating to the Initial Bonds shall be the Maturity Date of the Initial Bonds.

     "Interest Period" means, for all Bonds, the period from and including each Interest Payment Date to and including the day next preceding the next Interest Payment Date. The first Interest Period for the Initial Bonds shall begin on (and include) the date of the initial delivery of the Initial Bonds. The final Interest Period for a Bond shall end on the Maturity Date (or redemption date) for such Bond.

     "Interest Rate Mode" means the Weekly Rate, the Semi-Annual Rate or the Long-Term Rate.

     "Issuer" means (A) Counties of Warren and Washington Industrial Development Agency and its successors and assigns, and (B) any public benefit corporation or other public corporation resulting from or surviving any consolidation or merger to which Counties of Warren and Washington Industrial Development Agency or its successors or assigns may be a party.

     "Letter of Credit" means the irrevocable transferable direct-pay letter of credit dated the Closing Date, issued by the Bank in favor of the Trustee pursuant to the Reimbursement Agreement as security for the Initial Bonds, in a maximum amount (which shall decline at fixed intervals) equal to $3,575,179, said sum representing the aggregate of (A) the principal of the Initial Bonds Outstanding, plus (B) 98 days' interest on all Outstanding Initial Bonds (computed at an assumed interest rate of 8%).

     "Letter of Representations" means (A), with respect to the Initial Bonds, the letter of representations by and among the Issuer and the Depository relating to the Initial Bonds and any amendments or supplements thereto entered into with respect thereto, and (B), with respect to any Additional Bonds, any letter of representations by and among the Issuer, the Trustee and the Depository relating to the Additional Bonds, and any amendments or supplements thereto entered into with respect thereto.

     "Lien" means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, projections, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's and carriers' liens and other similar encumbrances affecting real property. For purposes hereof, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "Lien Law" means the Lien Law of the State.

     "Long-Term Rate" means the Interest Rate Mode for the Initial Bonds in which the interest rate on the Initial Bonds is determined in accordance with
Section 209(C)(3) of the Indenture.

     "Long-Term Rate Period" means any period beginning on, and including, the Conversion Date to the Long-Term Rate and ending on, and including, the day preceding the Interest Payment Date selected by the Company in accordance with the requirements of Section 209(D) of the Indenture and each period of the same duration (or as close as possible) ending on the day preceding an Interest Payment Date thereafter until the earliest of the day preceding the change to a different Long-Term Rate Period, the Conversion to a different Interest Rate Mode or the maturity of the Bonds.

     "Mandatory Tender" means the mandatory tender of Bonds by the owner thereof upon (A) a Conversion pursuant to Section 209(B)(2)(e) of the Indenture, or (B) the delivery by the Company of an Alternate Credit Facility pursuant to Section 304 of the Indenture.

     "Maturity Date" means, with respect to any Bond, the final Stated Maturity of the principal of such Bond.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, with the consent of the Company.

     "Mortgage" means the mortgage and security agreement dated as of August 1, 2002 from the Company and the Issuer to the Bank granting the Bank a lien on the Project Facility as additional security for the obligations of the Company to the Bank pursuant to the Reimbursement Agreement, as said mortgage may be amended to supplemented from time to time.

     "Net Proceeds" means so much of the Gross Proceeds with respect to which that term is used as remain after payment of all fees for services, expenses, costs and taxes (including attorneys' fees) incurred in obtaining such Gross Proceeds.

     "Non-Qualifying Alternate Credit Facility" means an Alternate Credit Facility which is not a Qualifying Alternate Credit Facility.

     "Office of the Trustee" means the corporate trust office of the Trustee specified in Section 1103 of the Indenture, or such other address as the Trustee shall designate pursuant to Section 1103 of the Indenture.

     "Optional Redemption Premium" means the maximum applicable premium payable upon an optional redemption of the Bonds after the Conversion Date, as determined by the Remarketing Agent pursuant to Section 301(B)(2) of the Indenture.

     "Ordinary Services" and "Ordinary Expenses" means those reasonable services normally rendered with those reasonable expenses, including reasonable attorneys' fees, normally incurred by a trustee or a paying agent, as the case may be, under instruments similar to the Indenture.

     "Outstanding" means, when used with reference to the Bonds as of any date, all Bonds which have been duly authenticated and delivered by the Trustee under the Indenture, except:

     (A) Bonds theretofore canceled or deemed cancelled by the Trustee or theretofore delivered to the Trustee for cancellation;

     (B) Bonds for the payment or redemption of which moneys or Government Obligations shall have been theretofore deposited with the Trustee (whether upon or prior to the maturity or redemption date of any such Bonds); provided that, if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee; and

     (C) Bonds in lieu of or in substitution for which other Bonds have been authenticated and delivered under the Indenture.

In determining whether the owners of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Company (unless all of the outstanding Bonds are then owned by the Company) shall be disregarded for the purpose of any such determination. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee established to the satisfaction of the Bond Registrar the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company. If the Indenture shall be discharged pursuant to Article X thereof, no Bonds shall be deemed to be Outstanding within the meaning of this definition.

     "Participant" shall have the meaning assigned to such term in the Letter of Representations.

     "Paying Agent" or "Co-Paying Agent" means any national banking association, federal savings bank, bank and trust company or trust company appointed by the Company and meeting the qualifications of, and subject to the obligations of, the Trustee in Article XI hereof. "Principal Office" of any Paying Agent shall mean the office thereof designated in writing to the Trustee.

     "Permitted Encumbrances" means (A) utility, access and other easements, rights of way, restrictions, encroachments and exceptions that benefit or do not materially impair the utility or the value of the Property affected thereby for the purposes for which it is intended, (B)mechanics', materialmen's, warehousemen's, carriers' and other similar Liens to the extent permitted by
Section 8.8(B) of the Installment Sale Agreement, (C) Liens for taxes, assessments and utility charges (1) to the extent permitted by Section 6.2(B) of the Installment Sale Agreement, or (2) at the time not delinquent, (D) any Lien on the Project Facility obtained through any Financing Document, and (E) any Lien on the Project Facility in favor of the Trustee or the Bank, or (F) any lien on the Project Facility approved in writing by the Bank (or, if the Bank is in default under the then current Credit Facility, the Trustee).

     "Person" means an individual, partnership, corporation, trust, unincorporated organization or Governmental Authority.

     "Plans and Specifications" means with respect to the Issuer, the description of the Project Facility appearing in the fifth recital clause to the Indenture and the Installment Sale Agreement.

     "Pledge and Assignment" means the pledge and assignment dated as of August 1, 2002 from the Issuer to the Trustee, pursuant to which the Issuer has assigned to the Trustee its rights under the Installment Sale Agreement (except the Unassigned Rights), as said pledge and assignment may be amended or supplemented from time to time.

     "Pledged Bonds" means any Bond at any time purchased, in whole or in part, with the proceeds of a draw on the Letter of Credit upon tender of such Bond and held by the Trustee as nominee for the Bank pursuant to the provisions of
Section 305 of the Indenture.

     "Predecessor Bonds" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for purposes of this definition, any Bond authenticated and delivered under Section 205 of the Indenture in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

     "Prime Rate" shall mean the KeyBank National Association Prime Rate, which is that per annum interest rate announced from time to time publicly by the Bank as a reference rate for determining interest rates charged on certain loans, but is not necessarily the lowest rate at which the Bank lends. Any change in the Prime Rate shall be effective on the date such rate is raised or lowered at the Bank, with or without notice to the Company.

     "Principal Payment Date" means, the dates for the payment of principal on the Bonds in accordance with the Company's irrevocable notice of optional redemption delivered to the Trustee on the Closing Date, which shall occur quarterly in each year on the Interest Payment Date of the first day of February, May, August and November of each year in the manner as set forth in the Reimbursement Agreement.

     "Project" shall have the meaning set forth in the fifth recital clause to the Indenture and the Installment Sale Agreement.

     "Project Costs" means Costs of the Project.

     "Project Facility" means all materials, machinery, equipment, fixtures or furnishings intended to be acquired with the proceeds of the Bonds or any payment made by the Company pursuant to Section 4.5 of the Installment Sale Agreement, and such substitutions and replacements therefor and additions thereto as may be made from time to time pursuant to the Installment Sale Agreement, including, without limitation, all of the Property described in Exhibit A attached to the Installment Sale Agreement.

     "Project Fund" means the fund so designated established pursuant to Section 401(A)(1) of the Indenture.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchase Date" means (A) if the Interest Rate Mode is the Weekly Rate, any Business Day as set forth in Section 304(A)(1) and Section 304(A)(4) of the Indenture, respectively, (B) if the Interest Rate Mode is the Semi-Annual Rate, any Interest Payment Date, (C) if the Interest

Rate Mode is the Long-Term Rate, the final Interest Payment Date for each Long-Term Rate Period, and (D) each day that Bonds are subject to mandatory purchase pursuant to Section 304(B) of the Indenture.

     "Purchase Price" means an amount equal to one hundred percent (100%) of the principal amount of any Bond tendered or deemed tendered pursuant to Section 304 or Section 305 of the Indenture, plus accrued and unpaid interest thereon to the Purchase Date.

     "Qualifying Alternate Credit Facility" means an Alternate Credit Facility in connection with which the Trustee shall have received (A), if the Bonds are then rated by a Rating Service, written evidence (or such other evidence satisfactory to the Trustee) from the Rating Service then rating the Bonds to the effect that such Rating Service has reviewed the proposed Alternate Credit Facility and that the substitution of the Alternate Credit Facility will not, by itself, result in (1) a permanent withdrawal of its rating of the Bonds or (2) the reduction of the current rating of the Bonds, or (B) if the Bonds are not then rated by a Rating Service, written evidence (or such other evidence satisfactory to the Trustee) that the Alternate Credit Facility would be issued by a Credit Facility Issuer which, or the parent corporation of which, has a long-term debt rating assigned by a Rating Service which is equal to or better than the rating of the Credit Facility Issuer being replaced.

     "Rate Period" means any period during which a single interest rate is in effect for a Bond.

     "Rating Service" means Moody's, if the Bonds are rated by Moody's at the time, and/or S&P, if the Bonds are rated by S&P at the time, and their successors and assigns.

     "Rebate Amount" as of any date means the Excess Earnings as of such date, or such other amount as may be due to the United States pursuant to Section 148(f) of the Code.

     "Rebate Fund" means the fund so designated established pursuant to Section 401(A)(4) of the Indenture.

     "Rebate Fund Earnings Subaccount" means the special account so designated within the Rebate Fund established pursuant to Section 401(A)(4)(b) of the Indenture.

     "Rebate Fund Principal Subaccount" means the account so designated within the Rebate Fund established pursuant to Section 401(A)(4)(a) of the Indenture.

     "Record Date" means, as the case may be, the applicable Regular Record Date or Special Record Date.

     "Redemption Price" means, when used with respect to a Bond, the principal amount thereof plus the applicable premium, if any, payable upon the prior redemption thereof pursuant to the provisions of the Indenture and such Bond.

     "Redemption Premium Account" means the Redemption Premium Account created under Section 405 of the Indenture.

     "Regular Record Date" means, with respect to any Interest Period, the close of business on the last Business Day of such Interest Period.

     "Reimbursement Agreement" means the Reimbursement Agreement dated as of August 1, 2002 between the Company and KeyBank National Association, as the same may be amended from time to time and filed with the Trustee, and any agreement of the Company with a Credit Facility Issuer setting forth the obligations of the Company to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Reimbursement Agreement for the purpose of the Indenture.

     "Related Person" means any Person constituting a "related person" within the meaning ascribed to such quoted term in Section 144(a)(3) of the Code, except when used in connection with the phrase "substantial user", in which case the phrase "Related Person" shall have the meaning set forth in Section 147(a) of the Code.

     "Remarketing Agent" means McDonald Investments Inc. and its successors as provided in Section 718 of the Indenture. "Principal Office" of the Remarketing Agent means the office designated as such in writing to the Company, the Trustee and the Tender Agent.

     "Remarketing Agreement" means the remarketing agreement dated as of August 1, 2002 by and among the Company, the Issuer and the Remarketing Agent, as said remarketing agreement may be amended or supplemented from time to time, and any remarketing agreement between the Company and a successor Remarketing Agent.

     "Remarketing Proceeds Account" means the Remarketing Proceeds Account created under Section 405 of the Indenture.

     "Request for Disbursement" means a request from the Company, as agent of the Issuer, stating the amount of the disbursement sought and containing the statements, representations and other items required by Section 4.3 of the Installment Sale Agreement, the Reimbursement Agreement and the Indenture, in substantially the form of Exhibit C attached to the Indenture.

     "Requirement" or "Local Requirement" means any law, ordinance, order, rule or regulation of a Governmental Authority or a local authority, respectively.

     "Revenues" means (a) all amounts payable to the Trustee with respect to the principal or redemption price of, or interest on, the Bonds (i) by the Company as required under the Installment Sale Agreement, (ii) upon deposit in the Bond Fund from the proceeds of the Bonds, and (iii) by the Credit Facility Issuer under a Credit Facility, and (b) investment income with respect to any moneys held by the Trustee in the Bond Fund. The term "Revenues" does not include any moneys or investments in the Rebate Fund.

     "Sales Tax Exemption Letter" shall have the meaning assigned to such term in Section 8.14 of the Installment Sale Agreement.

     "Security Agreement" means the security agreement dated as of August 1, 2002 from the Company to the Bank, as paid security agreement may be amended or supplemented from time to time.
     "Securities Act" means the Securities Act of 1933, as amended.

     "Semi-Annual Rate" means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined in accordance with Section 209(C)(3).

     "Semi-Annual Rate Period" means any period beginning on, and including, the Conversion Date to the Semi-Annual Rate and ending on, and including, the day preceding the next Interest Payment Date thereafter and each successive six (6) month period thereafter until the day preceding Conversion to a different Interest Rate Mode or the maturity of the Bonds.

     "SEQRA" means Article 8 of the Environmental Conservation Law of the State and the statewide and local regulations thereunder.

     "Special Record Date" means a date for the payment of any Defaulted Interest on the Bonds fixed by the Trustee pursuant to Section 207(C) of the Indenture.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a New York corporation, its successors and assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, with the consent of the Company.

     "State" means the State of New York.

     "Stated Maturity" means, when used with respect to any Bond or any installment of interest or principal thereon, the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest on such Bond is due and payable.

     "Substitute Bank" means the issuer of any Alternate Credit Facility.

     "Tax Documents" means, collectively, (A) with respect to the Initial Bonds, the Arbitrage Certificate and the Tax Regulatory Agreement and (B) with respect to any Additional Bonds, any similar documents executed by the Issuer and/or the Company in connection with the issuance of such Additional Bonds.

     "Tax Incidence Date" means, with respect to any recipient of interest paid or payable on the Bonds, the first such date of the period for which any interest paid or payable on the Bonds was or is includable in the gross income of such recipient thereof for purposes of income taxation under the laws of the United States, without regard to whether or not any such recipient exercised any or all of the rights or remedies granted such recipient by the Financing Documents or by law.

     "Tax Regulatory Agreement" means the tax regulatory agreement dated the Closing Date executed by the Company in favor of the Issuer and the Trustee, with a certificate of the Placement Agent attached thereto, regarding, among other things, the restrictions prescribed by the Code in order for interest on the Initial Bonds to remain excludable from gross income for federal income tax purposes.

     "Tender Agent" means the initial and any successor tender agent appointed in accordance with Section 716 of the Indenture. "Principal Office" of the Tender Agent means the office thereof designated as such in writing to the Trustee, the Company and the Remarketing Agent.

     "Tendered Bond" means any Bond or portion thereof which is the subject of
(A) a demand from the Owner thereof that such Bond be purchased pursuant to
Section 304(A) of the Indenture or (B) a mandatory purchase pursuant to Section 304(B) of the Indenture.

     "Termination of Installment Sale Agreement" means a termination of the Installment Sale Agreement by and between the Company, as purchaser, and the Issuer, as seller, intended to evidence the termination of the Installment Sale Agreement, substantially in the form attached as Exhibit C to the Installment Sale Agreement.

     "Trust Estate" means all Property which may from time to time be subject to a Lien in favor of the Trustee created by the Indenture or any other Financing Document.

     "Trust Revenues" means (A) all payments of installment purchase payments made or to be made by or on behalf of the Company under the Installment Sale Agreement (except payments made with respect to the Unassigned Rights), (B) all other amounts pledged to the Trustee by the Issuer or the Company to secure the Bonds or performance of their respective obligations under the Installment Sale Agreement and the Indenture, (C) the Net Proceeds (except proceeds with respect to the Unassigned Rights) of insurance settlements and Condemnation awards with respect to the Project Facility, (D) all payments received by the Trustee under the Letter of Credit, (E) moneys and investments held from time to time in each fund and account established under the Indenture and all investment income thereon, except (1)moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of which has been duly given, (2) moneys deposited with the Trustee or the Tender Agent for the purchase of Tendered Bonds, and (3) as specifically otherwise provided, and (F) all other moneys received or held by the Trustee for the benefit of the Bondholders pursuant to the Indenture. Notwithstanding anything to the contrary, amounts held in the Rebate Fund shall not be considered Trust Revenues and shall not be subject to the Lien of the Indenture, and amounts held therein shall not secure any amount payable on the Bonds.

     "Trustee" means The Huntington National Bank, a national banking association organized and existing under the laws of the United States of America, or any successor trustee or co-trustee acting as trustee under the Indenture.

     "Unassigned Rights" means (A) the rights of the Issuer granted pursuant to Sections 2.2, 3.2, 3.3, 4.1(B), 4.1(D), 4.1(E)(2), 4.1(F), 4.1(G), 5.2(A),
5.2(D), 5.3(B)(2), 5.3(B)(3), 5.4(A), 5.4(B), 6. 1(A), 6. 1(B), 6.3, 6.4, 6.5,
6.6, 7.1, 7.2, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.11,

8.15, 8.16, 9.1, 9.3, 9.4, 11.1, 11.4, 11.8 and 11.10 of the Installment Sale
Agreement, (B) the moneys due and to become due to the Issuer for its own account or the members, officers, agents (other than the Company) and employees of the Issuer for their own account pursuant to Sections 2.2(F), 3.3, 4. 1(F), 5.3(B)(2), 5.3(C), 6.4(B), 8.2, 10.2 and 10.4 of the Installment Sale Agreement,
(C) the rights of the Issuer under Section 6.6 of the Installment Sale Agreement, and (D) the right to enforce the foregoing pursuant to Article X of the Installment Sale Agreement. Notwithstanding the preceding sentence, to the extent the obligations of the Company under the Sections of the Installment Sale Agreement listed in (A), (B), (C) and (D) above do not relate to the payment of moneys to the Issuer for its own account or to the members, officers, directors, agents (other than the Company) and employees of the Issuer for their own account, such obligations, upon assignment of the Installment Sale Agreement by the Issuer to the Trustee pursuant to the Pledge and Assignment, shall be deemed to and shall constitute obligations of the Company to the Issuer, the Trustee and the Bank, jointly and severally, and either the Issuer, the Trustee or the Bank may commence an action to enforce the Company's obligations under the Installment Sale Agreement.

     "Underwriter" means McDonald Investments Inc., a Key Corp Company, as underwriter for the Initial Bonds.

     "Weekly Rate" means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined weekly in accordance with Section 209(C)(3) of the Indenture.

     "Weekly Rate Period" means the period beginning on, and including, the date of issuance of the Bonds, and ending on, and including, the next Wednesday (except if the date of issuance of the Bonds is a Wednesday then the first Weekly Rate Period shall begin and end on such Wednesday) and thereafter the period beginning on, and including, any Thursday and ending on, and including, the next Wednesday.

                                   ARTICLE II

                           REPRESENTATIONS, WARRANTIES
                                  AND COVENANTS

SECTION 2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER. The Issuer makes the following representations, warranties and covenants as the basis for the undertakings on its part herein contained:

     (A) The Issuer is duly established under the provisions of the Act and has the power to enter into this Installment Sale Agreement and to carry out its obligations hereunder. Based upon the representations of the Company as to the utilization of the Project Facility, the Project Facility will constitute a "project", as such quoted term is defined in the Act. By proper official action, the Issuer has been duly authorized to execute, deliver and perform this Installment Sale Agreement and the other Financing Documents to which the Issuer is a party.

     (B) Neither the execution and delivery of this Installment Sale Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of the other Financing Documents by the Issuer will conflict with or result in a breach by the Issuer of any of the terms, conditions or provisions of the Act, the by-laws of the Issuer or any order, judgment, restriction, agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or will constitute a default by the Issuer under any of the foregoing.

     (C) The Issuer will cause the Project Facility to be acquired, constructed and installed and will sell the Project Facility to the Company pursuant to this Installment Sale Agreement, all for the purpose of advancing the job opportunities, health, general prosperity and economic welfare of the people of the State and improving their standard of living.

     (D) Except as provided in Article X hereof, the Issuer, to the extent of its interest therein, shall not sell, assign, transfer, encumber or pledge as security the Project Facility or any part thereof and shall maintain the Project Facility free and clear of all Liens or encumbrances, except for the Permitted Encumbrances and as contemplated or allowed by the terms of this Installment Sale Agreement and the other Financing Documents.

     (E) Subject to the limitations contained in Section 11.10 hereof, so long as the Bonds shall be Outstanding, the Issuer will not take any action (or omit to take any action required by the Financing Documents or which the Bank, the Trustee or the Company, together with Bond Counsel, advise the Issuer in writing should be taken), which action (or omission) would in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided in the Financing Documents.

     (F) The Issuer shall cooperate with the Company in the filing by the Company, as agent of the Issuer, of such returns and other information with the Internal Revenue Service as the Trustee or the Company requests in writing, provided the Company shall bear all costs of preparing, gathering and/or filing such returns and other information. In addition, the Issuer, at the request of the Company, shall cooperate with the Company in the filing by the Company, as agent of the Issuer, of such returns and other information with the State and St. Lawrence County, New York.

     (G) The Issuer has not been notified of any listing or proposed listing by the Internal Revenue Service that it is a bond issuer whose arbitrage certifications may not be relied upon.

     (H) Subject to the limitations contained in Section 11.10 hereof, so long as the Bonds shall be Outstanding, the Issuer will not take any action (or omit to take any action required by the Financing Documents or which the Trustee or the Company, together with Bond Counsel, advise the Issuer in writing should be taken), or allow any action to be taken, which action (or omission) would in any way cause (1) the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided in the Financing Documents, or (2) adversely affect the exclusion of the interest paid or payable on any Bond from gross income for federal income tax purposes. Notwithstanding the foregoing, there shall be no such obligation upon the Issuer with respect to the use or investment of its administrative fee, provided, however, that if the Company is required to rebate any amount with respect to such administrative fee, the Issuer shall provide, upon the reasonable request of the Company, such information concerning the investment of such administrative fee as shall be requested by the Company and as shall be reasonably available to the Issuer.

SECTION 2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company makes the following representations, warranties and covenants as the basis for the undertakings on its part herein contained:

     (A) The Company is a business corporation duly organized and validly existing under the laws of the State of Delaware, is duly authorized to do business in the State, has the power to enter into this Installment Sale Agreement and the other Financing Documents to which the Company is a party and to carry out its obligations hereunder and thereunder, has been duly authorized to execute this Installment Sale Agreement and the other Financing Documents to which the Company is a party, and is qualified to do business in all jurisdictions in which its operations or ownership of Properties so require. This Installment Sale Agreement and the other Financing Documents to which the Company is a party, and the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company's board of directors and shareholders.

     (B) Neither the execution and delivery of this Installment Sale Agreement or the other Financing Documents to which the Company is a party, the consummation of the transactions contemplated hereby and thereby nor the fulfillment of or compliance with the provisions of this Installment Sale Agreement or the other Financing Documents to which the Company is a party will
(1) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company or any other corporate restriction or any order, judgment, agreement or instrument to which the Company is a party or by which the Company is bound, or constitute a default under any of the foregoing, or (2) result in the creation or imposition of any Lien of any nature upon the Project Facility under the terms of any such instrument or agreement, other than the Permitted Encumbrances, or (3) require consent under (which has not been heretofore received) any corporate restriction or any order, judgment, agreement or instrument to which the Company is a party or by which the Company or any of its Property may be bound or affected, or (4) require consent (which has not been heretofore received) under, conflict with or violate any existing law, rule, regulation, judgment, order, writ, injunction or decree of any government, governmental instrumentality or court (domestic or foreign) having jurisdiction over the Company or any of the Property of the Company.

     (C) The completion of the Project Facility by the Issuer and the sale thereof by the Issuer to the Company will not result in the removal of a plant or facility of the Company or any other proposed occupant of the Project Facility from one area of the State to another area of the State or in the abandonment of one or more plants or facilities of the Company or any other proposed occupant of the Project Facility located in the State, except as permitted under the Act.

     (D) The Project Facility does not constitute a facility or property which is primarily used in making retail sales to customers who visit such facility or property within the meaning of Section 862(2)(a) of the Act.

     (E) The Financing Documents to which the Company is a party constitute, or upon their execution and delivery in accordance with the terms thereof will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.

     (F) The Project Facility is, and so long as any Bond shall be Outstanding and/or this Installment Sale Agreement shall remain in effect, the Project Facility will continue to be, a "project", as such quoted term is defined in the Act, and the Company will not take any action (or omit to take any action required by the Financing Documents or which the Trustee, the Issuer or the Bank, together with Bond Counsel, advise the Company in writing should be taken), or allow any action to be taken, which action (or omission) would in any way (1) cause the Project Facility not to constitute a "project", as such quoted term is defined in the Act, (2) adversely affect the exclusion of the interest paid or payable on the Bonds from gross income for federal income tax purposes, or (3) cause the proceeds of the Bonds to be applied in a manner contrary to that provided in the Financing Documents.

     (G) The Project Facility and the operation thereof will comply in all material respects with all Applicable Laws, and the Company will defend and save the Issuer and its officers, members, agents and employees harmless from all fines and penalties due to failure to comply therewith. The Company shall cause all notices required by all Applicable Laws to be given, and shall comply or cause compliance with all Applicable Laws, and the Company will defend and save the Issuer and its officers, members, agents, directors and employees harmless from all fines and penalties due to failure to comply therewith.

     (H) The Project will not have a "significant impact on the environment" (within the meaning of such term as used in SEQRA), and the Company hereby covenants to comply with all mitigation measures, requirements and conditions, if any, enumerated in the negative declaration issued by the Issuer on June 24, 2002 under SEQRA applicable to the acquisition, installation and operation of the Project Facility and in any other approvals issued by any other Governmental Authority with respect to the Project Facility. No material changes with respect to any aspect of the Project Facility have arisen from the date of the issuance of such negative declaration which would cause the determinations of the Issuer contained therein to be untrue.

     (I) The Project Facility and the operation thereof will comply with all Applicable Laws.

     (J) All proceeds of the Bonds shall be used to pay the Cost of the Project, and the total Cost of the Project is not expected to be less than $3,500,000.

     (K) The Company acknowledges receipt of notice of Section 874(8) of the Act, which requires that the Company as agent of the Issuer must annually file a statement with the New York State Department of Taxation and Finance, on a form and in such a manner as is prescribed by the Commissioner of Taxation and Finance, of the value of all sales tax exemptions claimed by the Company under the authority granted by the Issuer.

     (L) The Company acknowledges receipt of notice of Section 858-b of the Act, which requires that the Company list new employment opportunities created as a result of the Project with the following entities (hereinafter, the "JTPA Entities"): (1) the New York State Department of Labor Community Services Division and (2) the administrative entity of the service delivery area created by the federal job training partnership act (P.L. No. 97-300) in which the Project Facility is located. The Company agrees, where practicable, to first consider for such new employment opportunities persons eligible to participate in federal job training partnership programs who shall be referred by the JTPA Entities.

     (M) The Company will comply with all of the terms, conditions and provisions of the Tax Regulatory Agreement. All of the representations, certifications, statements of reasonable expectation and covenants made by the Company in the Tax Regulatory Agreement are hereby declared to be for the benefit of, among others, the Issuer and, by this reference, are incorporated by this reference as though set forth in full herein.

     (N) All proceeds of the Bonds shall be used to pay the Cost of the Project, and the total Cost of the Project, including all costs related to the issuance of the Bonds, shall not be less than the total Bond Proceeds advanced by the Trustee under the Indenture. In no event will "costs of issuance" (within the meaning of Section 147(g) of the Code) paid from the proceeds of the Bonds exceed two percent (2%) of the proceeds of the Bonds.

     (O) The Company shall perform or cause to be performed, for and on behalf of the Issuer, each and every obligation of the Issuer which is within the control of the Company under and pursuant to the Financing Documents and shall defend, indemnify and hold harmless the Issuer and its members, officers, agents, servants and employees from and against every expense, liability or claim arising out of the failure of the Company to fulfill its obligations under the provisions of this subsection.

SECTION 2.3. COVENANT WITH TRUSTEE, BONDHOLDERS AND BANK. The Issuer and the Company agree that this Installment Sale Agreement is executed in part to induce the Bondholders to purchase the Bonds and to induce the Bank to issue the Letter of Credit. Accordingly, all representations, covenants and agreements on the part of the Issuer and the Company set forth in this Installment Sale Agreement (other than the Unassigned Rights) are hereby declared to be for the benefit of the Issuer, the Trustee, the holders from time to time of the Bonds and the Bank.

                          [Balance of page left blank]

                                  ARTICLE III

                             CONVEYANCE AND USE OF
                              THE PROJECT FACILITY

SECTION 3.1. CONVEYANCE TO THE ISSUER. Pursuant to the Bill of Sale to Issuer and the Deed to Issuer, the Company has or will convey, or will cause to be conveyed, to the Issuer, title to the Project Facility. The Company represents and warrants that the Issuer's interest in the Project Facility shall be free and clear of all Liens except for Permitted Encumbrances, and agrees that it will defend, indemnify and hold the Issuer, the Bank and the Trustee harmless from any expense or liability due to any defect in the Issuer's interest therein.

SECTION 3.2. USE OF THE PROJECT FACILITY. Subsequent to the Closing Date, (A) unless an Event of Default has occurred and is continuing, the Company shall have sole and exclusive (as between the Company and the Issuer) possession and use of the Project Facility and (B) the Company shall be entitled to use the Project Facility in any manner not otherwise prohibited by the Financing Documents, provided such use causes the Project Facility to qualify or continue to qualify as a "project" under the Act and does not tend, in the reasonable judgment of the Issuer, to bring the Project Facility into disrepute as a public project; provided, further, however, that at no time shall any such use be other than as a manufacturing facility and uses related thereto without the prior written consent of the Issuer and the Bank.

SECTION 3.3.   HAZARDOUS MATERIALS.

     (A) To the best of its knowledge, the Company represents, warrants and covenants that the Company has not used Hazardous Materials on, from or affecting the Project Facility in any manner which violates any Applicable Law, including but not limited to those governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that, to the best of the Company's knowledge, no prior owner of the Project Facility or any tenant, subtenant, prior tenant or prior subtenant has used Hazardous Materials on, from or affecting the Project Facility in any manner which violates any Applicable Law, including but not limited to those governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

     (B) Except in compliance with any material Applicable Laws, the Company shall keep or cause the Project Facility to be kept free of Hazardous Materials. Without limiting the foregoing, the Company shall not cause or permit the Project Facility to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all material Applicable Laws, nor shall the Company cause or permit, as a result of any intentional or unintentional act or omission on the part of the Company, or any tenant or subtenant of the Company, an unlawful release of Hazardous Materials onto the Project Facility or onto any other property.

     (C) The Company shall comply in all material respects with, and ensure compliance by all tenants and subtenants of the Company with, all Applicable Laws regarding Hazardous

Materials whenever and by whomever triggered, and shall obtain and comply with, and ensure that all tenants and subtenants of the Company obtain and comply in all material respects with, any and all approvals, registrations or permits required thereunder.

     (D) The Company shall (1) conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up, remove or contain all Hazardous Material on, from or affecting the Project Facility (a) in accordance with all Applicable Laws, and
(b) in accordance with the orders and directives of all federal, state and local governmental authorities and (2) defend, indemnify, and hold harmless the Bank and the Trustee, and their respective employees, agents, officers, and directors and the Issuer, its employees, agents, officers and members from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, out of, or in any way related to, (a) the presence, disposal, release or threatened release of any Hazardous Materials used, transported, stored, manufactured, refined, handled, produced or disposed of on or in the Project Facility which are on, from or affecting soil, water, vegetation, buildings, personal property, persons, animals or otherwise, (b)any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (c) any lawsuit brought or threatened, settlement reached, or any government order relating to such Hazardous Materials, and/or (d) any violations of Applicable Laws which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses. Costs under this subsection (D) will be repaid immediately, with interest at the Default Interest Rate to accrue if not paid within 30 days of receipt of an invoice therefor.

     (E) In the event the Project Facility is foreclosed by the Issuer, the Trustee or the Bank, or the Company tenders a deed in lieu of foreclosure, the Company shall deliver the Project Facility to the purchaser free of any and all Hazardous Materials except Hazardous Materials the presence of which do not violate any Federal, State or local laws, ordinances, rules and regulations governing the use and storage of such materials so that the condition of the Project Facility shall conform in all material respects with all Applicable Laws affecting the storage, use or disposal of Hazardous Materials at the Project Facility.

SECTION 3.4.   [RESERVED]

SECTION 3.5. NON-MERGER. During the term of this Installment Sale Agreement, there shall be no merger of this Installment Sale Agreement nor of the estate created by this Installment Sale Agreement with the fee estate in the Land or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (1) this Installment Sale Agreement or the estate created by this Installment Sale Agreement or any interest in this Installment Sale Agreement or in any such estate and (2) the fee estate in the Premises or any part thereof or any interest in such fee estate, and no such merger shall occur unless and until all corporations, firms and other entities, including any mortgagee having any interest in (x) this Installment Sale Agreement or the estate created by this Installment Sale Agreement and (y) the fee estate in the Land or any part thereof or any interest in such fee estate, shall join in a written instrument effecting such merger and shall duly record the same.

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                                       32

                                   ARTICLE IV

                   UNDERTAKING AND COMPLETION OF THE PROJECT;
                    ISSUANCE OF BONDS; USE OF BOND PROCEEDS

SECTION 4.1.   ACQUISITION, CONSTRUCTION AND INSTALLATION OF THE PROJECT
FACILITY.

     (A) The Company shall, on behalf of the Issuer, promptly acquire, construct and install the Project Facility, or cause the acquisition, construction and installation of the Project Facility, all in accordance with this Installment Sale Agreement.

     (B) Title to all materials, equipment, machinery and other items of Property presently incorporated or installed in and which are a part of the Project Facility shall vest in the Issuer immediately upon execution of the Bill of Sale to Issuer. Title to all materials, equipment, machinery and other items of Property acquired subsequent to the Closing Date and intended to be incorporated or installed in and to become part of the Project Facility shall vest in the Issuer immediately upon deposit on the Land or incorporation or installation in the Project Facility, whichever shall first occur. The Company shall execute, deliver and record or file all instruments necessary or appropriate to vest title to the above in the Issuer and shall take all action necessary or appropriate to protect such title against claims of any third Persons.

     (C) The Issuer shall enter into, and accept the assignment of, such contracts as the Company may request in order to effectuate the purposes of this
Section 4.1; provided, however, that the liability of the Issuer thereunder shall be limited to moneys disbursed under the Indenture.

     (D) The Issuer hereby appoints the Company as its true and lawful agent to perform the following in compliance with the terms, purposes and intent of the Financing Documents, and the Company hereby accepts such appointment: (1) to acquire, construct and install the Project Facility, (2) to make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other Persons, and in general to do all things which may be requisite or proper, all for the acquisition, construction and installation of the Project Facility, with the same powers and with the same validity as the Issuer could do if acting in its own behalf, provided that the liability of the Issuer thereunder shall be limited to moneys disbursed under the Indenture, (3) to pay all fees, costs and expenses incurred in the acquisition and installation of the Project Facility from funds made available therefor in accordance with this Installment Sale Agreement and the other Financing Documents, (4) to request on behalf of the Issuer, and receive for the purpose of paying the Cost of the Project, disbursements of the proceeds of the Bond Proceeds pursuant to the Financing Documents, and (5) to ask, demand, sue for, levy, recover and receive all such sums of money, debts, dues and other demands whatsoever which may be due, owing and payable to the Issuer under the terms of any contract, order, receipt or writing in connection with the acquisition, construction and installation of the Project Facility and to enforce the provisions of any contract, agreement, obligation, bond or other performance security in connection with the same, said appointment as agent to be retroactive to June 24, 2002 and to last until the earlier to occur of (a) June 24, 2005 or (b)the date of substantial completion of the Project Facility as evidenced in the manner provided in Section 4.4 of the Installment Sale Agreement.

     (E) The Company has given or will give or cause to be given all notices and has complied or will comply or cause compliance with all Applicable Laws, and the Company will defend, indemnify and save the Issuer, the Trustee and the Bank and their respective officers, members, directors, agents (other than the Company), servants and employees harmless from all fines and penalties due to failure to comply therewith. All permits and licenses necessary for the prosecution of work on the Project Facility shall be procured promptly by the Company.

     (F) To the extent required by Applicable Law, the Company, as agent of the Issuer, will cause (1) compliance with the requirements of Article 8 of the New York Labor Law, and (2) any contractor, subcontractor and other person involved in the acquisition and installation of the Project Facility to comply with
Article 8 of the New York Labor Law. The covenant in this subsection is not intended as a representation that Article 8 of the New York Labor Law applies to the Project.

     (G) In compliance with Section 13 of the New York Lien Law to the extent to which that Section may be found to apply by its terms, the Company covenants that it (1) will hold the right to receive the Bond Proceeds, which have been deposited by the Issuer in a trust fund for the purpose of paying the Cost of the Project, as a trust fund to be applied first for the purpose of paying the "cost of improvement" (as said term is defined in Section 2(5) of the New York Lien Law), and (2) will apply the same first to the payment of the "cost of improvement" before using any part of the total of the same for any other purpose. The covenant in this subsection is not intended as a representation that this Installment Sale Agreement or the Indenture is a "building loan contract", as defined in Section 2(13) of the New York Lien Law.

SECTION 4.2. ISSUANCE OF THE BONDS. In order to finance a portion of the Cost of the Project, together with other costs and incidental expenses in connection therewith, the Issuer agrees that it will issue, sell and cause to be delivered to the purchaser thereof the Bonds, as provided in the Indenture. THE ISSUER MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, THAT THE NET PROCEEDS OF THE BONDS WILL BE SUFFICIENT TO COMPLETE THE ACQUISITION, CONSTRUCTION AND INSTALLATION OF THE PROJECT FACILITY.

SECTION 4.3.   APPLICATION OF BOND PROCEEDS.

     (A) The proceeds of the sale of the Bonds shall be deposited by the Issuer with the Trustee as provided in the Indenture and, upon submission to the Trustee of a Request for Disbursement certified by an Authorized Representative of the Company and approved in writing by the Bank and complying with the requirements of Section 403 of the Indenture, and the Reimbursement Agreement, shall be applied to pay the following items of cost and expenses incurred subsequent to the Inducement Date in connection with the Project, and for no other purpose:

     (1) all costs incurred in connection with the acquisition, construction and installation of the Project Facility ;

     (2) all fees, taxes, charges and other expenses for recording or filing, as the case may be, the Financing Documents, any other agreement contemplated hereby, any financing statements and any title curative documents in order to perfect or protect the Issuer's, the Trustee's, the Bank's or the Company's respective interests in the Project Facility, and any security interests contemplated by the Financing Documents;

     (3) all fees and expenses in connection with any actions or proceedings in order to perfect or protect the Issuer's, the Trustee's, the Bank's or the Company's respective interests in the Project Facility, except for removing Permitted Encumbrances;

     (4) the cost of all insurance maintained with respect to the Project Facility pursuant to Section 6.3 hereof and the cost of maintaining any payment or performance bond (or letter of credit in substitution therefor), if any, relating to the Project Facility;

     (5) all interest payable on any interim financing the Company may have secured with respect to the Project Facility in anticipation of the issuance of the Bonds;

     (6)  all interest payable on the Bonds during the Construction Period;

     (7) all legal, accounting, financial advisory, investment banking, underwriting, rating agency, blue sky, legal investment and any other fees, discounts, costs and expenses incurred by the Issuer, the Company, the Trustee or the Bank in connection with the preparation, reproduction, authorization, issuance, execution, delivery and sale of the Bonds and the other Financing Documents and all other documents in connection therewith, with the acquisition or installation of the Project Facility, and with any other transaction contemplated by the Bonds, the Indenture and this Installment Sale Agreement;

     (8) the administration, acceptance and/or commitment fees, costs and expenses (including, but not limited to, reasonable attorneys' fees) of the Issuer, the Trustee and the Bank;

     (9)  all title insurance, appraisal and surveying costs;

     (10) payment of the taxes and assessments for the Project Facility payable or allocable during the Construction Period; and

     (11) reimbursement to the Company for any of the above enumerated costs and expenses paid and incurred by the Company subsequent to the Inducement Date.

     (B) Notwithstanding any provisions contained herein, the Bank shall not be required to approve any Request for Disbursement that does not comply with the terms and conditions of the Reimbursement Agreement, and if there is any conflict between the terms of this Section 4.3 and the terms of the Reimbursement Agreement, the terms of the Reimbursement Agreement shall prevail.

SECTION 4.4. COMPLETION OF THE PROJECT FACILITY. The Company will proceed with due diligence to commence and complete the acquisition, construction and installation of the Project Facility. Completion of the same shall be evidenced by a certificate signed by an Authorized Representative of the Company delivered to the Issuer, the Trustee and the Bank stating (A) the date of such completion,
(B) that all labor, services, materials and supplies used therefor and all costs and expenses in connection therewith have been paid, (C) that the acquisition, construction and installation of the Project Facility have been completed, (D) that the Company or the Issuer has good and valid title to all Property constituting a portion of the Project Facility, and that the Project Facility is subject to this Installment Sale Agreement, (E) the amount that the Trustee shall retain in the Project Fund for the payment of Project Costs not yet due or for liabilities which the Company is contesting or which otherwise should be retained in the Project Fund and the reasons why such amounts should be retained, (F) the applicable Rebate Amount with respect to the Net Proceeds of the Project Fund and the earnings thereon (with a statement as to the determination of the Rebate Amount and a direction to the Trustee of any required transfer to the Rebate Fund), and (G) that the Project Facility is ready for occupancy, use and operation for its intended purposes. Notwithstanding the foregoing, such certificate may state (1) that it is given without prejudice to any rights of the Company against third parties which exist at the date of such certificate or which may subsequently come into being, (2) that it is given only for the purposes of this Section 4.4, and (3) that no Person other than the Issuer, the Trustee and the Bank may benefit therefrom. Such certificate shall be accompanied by (a) any and all permissions, licenses or consents required of Governmental Authorities for the occupancy, operation and use of the Project Facility for its intended purposes, (b) a certificate of the Company to the effect that the Project Facility will serve the purposes contemplated by this Installment Sale Agreement and the Indenture, and (c) a certificate of the Company to the effect that the Mortgage constitutes a valid first priority mortgage Lien on and a perfected security interest on the Project Facility subject only to Permitted Encumbrances.

SECTION 4.5.   COMPLETION BY THE COMPANY.

     (A) In the event that the proceeds of the Bonds are not sufficient to pay in full all costs of acquiring, constructing and installing the Project Facility, the Company agrees, for the benefit of the Issuer, to complete such acquisition, construction and installation and to pay all such sums as may be in excess of the moneys available therefor in the Project Fund. Title to the Equipment acquired or installed at Company's cost shall immediately upon such acquisition, construction or installation vest in the Issuer. The Company shall execute, deliver and record or file such instruments as the Issuer may request in order to perfect or protect the Issuer's title to or interest in such portions of the Project Facility.

     (B) No payment by the Company pursuant to this Section 4.5 shall entitle the Company to any reimbursement for any such expenditure from the Issuer, the Trustee or the Bank or to any diminution or abatement of any amounts payable by the Company under this Installment Sale Agreement or under any other Financing Document.

SECTION 4.6. REMEDIES TO BE PURSUED AGAINST CONTRACTORS, SUBCONTRACTORS, MATERIALMEN AND THEIR SURETIES. In the event of a default by any contractor, subcontractor or materialman under any contract made by it in connection with the acquisition, construction and installation of the Project Facility or in the event of a breach of warranty or other liability with respect to any materials, workmanship or performance guaranty, the Company may proceed, either separately or in conjunction with others, to exhaust the remedies of the Company and the Issuer against the contractor, subcontractor or materialman so in default and against each surety for the performance of such contract. The Company may, in its own name or, with the prior written consent of the Issuer, in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor, materialman or surety which the Company deems reasonably necessary, and in such event the Issuer hereby agrees, at the Company's sole expense, to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding. The Company shall advise the Issuer, the Trustee and the Bank of any actions or proceedings taken hereunder. The Net Proceeds of any recovery secured by the Company as a result of any action pursued against a contractor, subcontractor, materialman or their sureties pursuant to this Section 4.6 shall be used to the extent necessary to complete the Project Facility and then deposited in the Bond Fund and applied as provided in Section 301(A) of the Indenture.

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                                       37

                                   ARTICLE V

             AGREEMENT TO CONVEY THE PROJECT FACILITY; INSTALLMENT
                  PURCHASE PAYMENTS AND OTHER AMOUNTS PAYABLE

SECTION 5.1. AGREEMENT TO CONVEY THE PROJECT FACILITY. In consideration of the Company's covenant herein to make installment purchase payments hereunder, and in consideration of the other covenants of the Company contained herein, including the covenant to make additional and other payments required hereby, the Issuer hereby agrees to sell and convey to the Company, and the Company hereby agrees to purchase and acquire from the Issuer, the Issuer's interest in the Project Facility. The obligation of the Issuer to convey its interest in the Project Facility to the Company shall be subject to there being no Event of Default existing hereunder or any other event which, but for the passage of time or notice or both, would be an Event of Default.

SECTION 5.2.   CONVEYANCE; INSTRUMENTS; SURVIVAL.

     (A) The Issuer's interest in the Project Facility shall be conveyed (subject to Permitted Encumbrances and the terms of the Financing Documents) from the Issuer to the Company on the earlier to occur of (1) the payment of all principal, interest and other amounts payable with respect to the Bonds, or (2) such earlier date as may be requested by the Company.

     (B) The sale and conveyance of the Issuer's right, title and interest in and to the Project Facility shall be effected by the delivery by the Issuer to the Company of the Bill of Sale to Company (in substantially the form attached hereto as Exhibit B and by this reference made a part hereof) in accordance with the provisions of this Installment Sale Agreement. The sale and conveyance of the Issuer's interest in the Project Facility shall be effected by the delivery by the Issuer to the Company of the Termination of the Installment Sale Agreement (in substantially the form attached hereto as Exhibit C and by this reference made a part hereof) in accordance with the provisions of this Installment Sale Agreement.

     (C) The Company agrees to prepare the Bill of Sale to Company, the Termination of the Installment Sale Agreement, and all schedules thereto, together with all transfer tax affidavits, equalization and assessment forms and other necessary documentation, and to forward same to the Issuer at least thirty
(30) days prior to the date that the Project Facility (or any portion thereof) is to be conveyed to the Company. The Company will pay all expenses and taxes, if any, applicable to or arising from such transfers of title.

     (D) The Company hereby agrees to pay all expenses and taxes, if any, applicable to or arising from the transfers contemplated by this Section 5.2.

     (E) This Installment Sale Agreement shall survive the transfer of the Project Facility to the Company pursuant to this Section 5.2 and shall remain in full force and effect until all of the Indebtedness shall have been paid in full, and thereafter the obligations of the Company shall survive as set forth in Section 11.8 hereof.

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

     (F) Upon the payment in full of all Indebtedness under or secured by this Installment Sale Agreement, and notwithstanding the survival of certain obligations of the Company as described in Section 11.8 hereof, the Issuer shall upon the request of the Company execute and deliver (and request the Trustee and the Bank to execute and deliver) to the Company such documents as the Company may reasonably request, in recordable form if so requested, to evidence the termination and release of all Liens granted to the Issuer, the Trustee and the Bank hereunder.

SECTION 5.3.   INSTALLMENT PURCHASE PAYMENTS AND OTHER AMOUNTS PAYABLE.

     (A) The Company shall pay installment purchase payments for the Project Facility as follows:

     (1) on or before the Business Day immediately preceding each Bond Payment Date, the Company shall make available moneys to the Trustee for deposit into the Bond Fund, in an amount which, when added to any amounts then held in the Bond Fund, shall equal the amount payable as principal, interest and premium, if any, on the Bonds on such Bond Payment Date; and

     (2) not later than 1:00 p.m. (New York time) on the date payment therefor is to be made, the Company shall pay to the Tender Agent in federal or other immediately available funds an amount equal to the amount the Tender Agent requires in order to purchase on behalf of the Company Bonds pursuant to Article III of the Indenture; provided, however, that the amount required to be paid under this paragraph (2) shall be reduced by an amount equal to the sum of the amounts made available to the Tender Agent for such purpose from the proceeds of the remarketing of such Bonds by the Remarketing Agent or proceeds of a draw under the Credit Facility. The Company hereby authorizes the Trustee to draw such moneys under the Credit Facility as are necessary for the purchase of Bonds pursuant to said Article III; provided, however, that the obligation of the Company to make any payment hereunder shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Credit Facility Issuer to the Trustee under the Credit Facility and the reimbursement by the Company (or the Trustee with moneys provided by the Company) to the Credit Facility Issuer in full for such payment pursuant to the terms of the Reimbursement Agreement; provided further, however, that any payment by the Credit Facility Issuer to the Trustee under the Credit Facility will not relieve the Company of any of its obligations under the Reimbursement Agreement.

     (B) The Company shall pay as additional installment purchase payments hereunder the following:

     (1) Within thirty (30) days after receipt of a demand therefor from the Trustee, the Company shall pay to the Trustee the following amounts: (a) the reasonable fees, costs and expenses of the Trustee for performing the obligations of the Trustee under the Indenture; (b)the sum of the expenses of the Trustee reasonably incurred in performing the obligations of (i)the Company under this Installment Sale Agreement, or (ii) the Issuer under the Bonds, the

Indenture or this Installment Sale Agreement; and (c) the Trustee's reasonable attorneys' fees incurred in connection with the foregoing and other moneys due the Trustee pursuant to the provisions of any of the Financing Documents.

     (2) Within thirty (30) days after receipt of a demand therefor from the Issuer, the Company shall pay to the Issuer the sum of the reasonable expenses of the Issuer and the officers, members, agents and employees thereof incurred by reason of the Issuer's ownership, financing or sale of the Project Facility or in connection with the carrying out of the Issuer's duties and obligations under this Installment Sale Agreement or any of the other Financing Documents, and any other fee or expense of the Issuer with respect to the Project Facility, the sale of the Project Facility to the Company, the Bonds or any of the other Financing Documents, the payment of which is not otherwise provided for under this Installment Sale Agreement.

     (3) Within five (5) days after request therefor made in writing, the Company shall pay any and all costs and expenses incurred or to be paid by the Issuer in connection with the issuance and delivery of the Bonds, the remarketing of the Bonds or the Conversion of the Bonds or otherwise related to actions taken by the Issuer under this Installment Sale Agreement or the Indenture, the payment of which is not otherwise provided for under this Installment Sale Agreement.

     (4) Within five (5) days after request therefor made in writing, the Company shall pay (a) to the Trustee, the Registrar and any Paying Agent or Authenticating Agent, their reasonable fees, charges and expenses for acting as such under the Indenture and (b) to the Remarketing Agent and Tender Agent, the fees and expenses of the Remarketing Agent and Tender Agent under the Indenture for services rendered in connection with the Bonds.

     (C) The Company agrees to make the above-mentioned payments, without any further notice, in lawful money of the United States of America as, at the time of payment, shall be legal tender for the payment of public and private debts. In the event the Company shall fail to make any payment required by this Section
5.3 for a period of more than ten (10) days from the date such payment is due, the Company shall pay the same, together with interest thereon, at the Default Interest Rate, from the date on which such payment was due until the date on which such payment is made.

     (D) In the event of an application of moneys in the Project Fund toward prepayment of the principal of the Bonds pursuant to Section 404(D) of the Indenture, there shall be no abatement or reduction in the amounts payable by the Company under this Section 5.3.

     (E) The Company shall be entitled to a credit against the installment purchase payments next required to be made under Section 5.3(A) hereof to the extent that the balance of the Bond Fund (other than any balance in the Credit Facility Account, Defeasance Account, Redemption Premium Account or Remarketing Proceeds Account) is then in excess of amounts required (1)for payment of Bonds theretofore matured or theretofore called for redemption, (2) for payment of interest for which checks or drafts have been drawn and mailed by the Trustee, and (3) for deposit in the Bond Fund for use other than for the payment of Debt Service Payments on the Interest Payment Date next following the applicable date such installment purchase payments are due pursuant to Section 5.3(A) hereof. In any event, however, if on any Interest Payment Date, the balance in the Bond Fund is insufficient to make required payments of Debt Service Payments on the Bonds, the Company forthwith will pay to the Trustee, for the account of the Issuer and for deposit into the Bond Fund, any deficiency.

     (F) Except for such interest of the Company as may hereafter arise pursuant to Section 411 of the Indenture, the Company and the Issuer each acknowledge that neither the Company nor the Issuer has any interest in the Credit Facility Account, the Redemption Premium Account, the Remarketing Proceeds Account or the Defeasance Account of the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders and, to the extent of draws under the Credit Facility, the Bank.

SECTION 5.4.   NATURE OF OBLIGATIONS OF THE COMPANY HEREUNDER.

     (A) The obligations of the Company to make the payments required by this Installment Sale Agreement and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be general obligations of the Company and shall be absolute and unconditional irrespective of any defense or any right of set-off, recoupment, counterclaim or abatement that the Company may otherwise have against the Issuer, the Trustee or the Bank. The Company agrees that it will not suspend, discontinue or abate any payment required by, or fail to observe any of its other covenants or agreements contained in, this Installment Sale Agreement, or terminate this Installment Sale Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, failure to complete the acquisition, construction or installation of the Project Facility, any defect in the title, design, operation, merchantability, fitness or condition of the Project Facility or any part thereof or in the suitability of the Project Facility or any part thereof for the Company's purposes or needs, failure of consideration for, destruction of or damage to, Condemnation of title to or the use of all or any part of the Project Facility, any change in the tax or other laws of the United States of America or of the State or any political subdivision thereof, or any failure of the Issuer to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or in connection with this Installment Sale Agreement.

     (B) Nothing contained in this Section 5.4 shall be construed to release the Issuer from the performance of any of the agreements on its part contained in this Installment Sale Agreement, and, in the event the Issuer should fail to perform any such agreement, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance or recover damages for non-performance (subject to the provisions of Section 11.10 hereof); provided, however, that the Company shall look solely to the Issuer's estate and interest in the Project Facility for the satisfaction of any right or remedy of the Company for the collection of a judgment (or other judicial process) requiring the payment of money by the Issuer in the event of any liability on the part of the Issuer, and no other Property or assets of the Issuer or of the members, officers, agents (other than the Company) or employees of the Issuer shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of the Company's remedies under or with respect to this Installment Sale Agreement, the relationship of the Issuer and the Company hereunder or the Company's purchase of and title to the Project Facility, or any other liability of the Issuer to the Company.

SECTION 5.5. PREPAYMENT OF INSTALLMENT PURCHASE PAYMENTS. At any time that the Bonds are subject to redemption under Section 301(B) of the Indenture, the Company may, at its option, prepay, in whole or in part, the installment purchase payments payable hereunder by either (A) causing there to be Available Moneys in an amount equal to the Redemption Price of the Bonds being redeemed on deposit with the Trustee ninety-five (95) days prior to the date such moneys are to be applied to the redemption of such Bonds under Section 301 of the Indenture, or (B) delivering to the Trustee notice of its election to cause the redemption of such Bonds, together with a written assurance from the Bank that the Letter of Credit may be drawn upon to pay the Redemption Price of the Bonds being redeemed.

SECTION 5.6.   [RESERVED]

SECTION 5.7. GRANT OF SECURITY INTEREST. The Company hereby grants the Issuer a security interest in all of the right, title and interest of the Company in the Project Facility and in all additions and accessions thereto and all proceeds thereof, all replacements and substitutions therefor and all proceeds thereof and all books, records and accounts of the Company pertaining to the Project Facility as security for payment of the installment purchase payments and all other payments and obligations of the Company hereunder. The Company hereby irrevocably appoints the Issuer as its attorney-in-fact to execute and deliver and file any instruments necessary or convenient to perfect and continue the security interest granted herein.

SECTION 5.8.   THE CREDIT FACILITY.

     (A) Prior to the initial delivery of the Initial Bonds to the Original Purchaser pursuant to Section 210 of the Indenture, the Company shall obtain and deliver, to the Trustee, the Credit Facility. The Credit Facility: (1) shall be issued initially by the Bank pursuant to the Reimbursement Agreement; (2) shall be dated the date of delivery of the Initial Bonds; (3) shall obligate the Bank to pay (a) an amount equal to the principal amount of the Bonds (i) to pay the principal of the Initial Bonds when due whether at stated maturity, upon redemption or acceleration or (ii) to enable the Tender Agent to pay the purchase price or portion of the purchase price equal to the principal amount of Initial Bonds purchased pursuant to Section 304 of the Indenture to the extent remarketing proceeds are not available for such purpose, plus (b) an amount equal to 98 days' interest accrued on the Initial Bonds at a rate of eight percent (8%) per annum (i) to pay interest on the Initial Bonds when due or (ii) to enable the Tender Agent to pay the portion of the purchase price of the Initial Bonds purchased pursuant to Section 304 of the Indenture equal to the interest accrued, if any, on such Bonds to the extent remarketing proceeds are not available for such purpose.

     (B) The Company shall take whatever action may be reasonably necessary to maintain the Credit Facility in full force and effect during the period required by the Indenture, including the payment of any reasonable and documented transfer fees required by the Bank upon any transfer of the Credit Facility to any successor Trustee pursuant to Section 709 of the Indenture.

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

SECTION 5.9. EARLIER CONVEYANCE OF PROJECT FACILITY. Notwithstanding anything contained herein to the contrary, upon the occurrence and continuation of one Event of Default, the Agency may, without notice to the Company, cause the Company's interest in the Project Facility to be conveyed to the Company in accordance with Section 5.2 hereof.

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                                       43

                                   ARTICLE VI

                MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

SECTION 6.1. MAINTENANCE AND MODIFICATION OF THE PROJECT FACILITY. So long as any of the Bonds are Outstanding or any sums are due to the Bank under the Reimbursement Agreement, and during the term of this Installment Sale Agreement, the Company shall (1) keep the Project Facility in good condition and repair and preserve the same against waste, loss, damage and depreciation, ordinary wear and tear excepted, (2) make all necessary repairs and replacements to the Project Facility or any part thereof (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen), and (3) operate the Project Facility in a sound and economic manner.

SECTION 6.2.   TAXES, ASSESSMENTS AND UTILITY CHARGES.

     (A) The Company shall pay or cause to be paid, as the same respectively become due, (1) all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Project Facility, (2) all utility and other charges, including "service charges", incurred or imposed for the operation, maintenance, use, occupancy, upkeep and improvement of the Project Facility, and (3) all assessments and charges of any kind whatsoever lawfully made against the Project Facility by any Governmental Authority for public improvements; provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated hereunder to pay only such installments as are required to be paid during all periods that any Bond shall be Outstanding and/or during the term of this Installment Sale Agreement or any other Financing Document.

     (B) Notwithstanding the provisions of subsection (A) of this Section 6.2, the Company may withhold any such payment and the Company may in good faith actively contest any such taxes, assessments and other charges provided that the Company (1) first shall have notified the Issuer, the Trustee and the Bank in writing of such contest, (2) an Event of Default has not occurred under any of the Financing Documents, including, without limitation, the Reimbursement Agreement, (3) shall have set aside adequate reserves for any such taxes, assessments and other charges, and (4) demonstrates to the reasonable satisfaction of the Issuer, the Trustee and the Bank that the non-payment of such items will not subject the Lien of any Financing Document on the Project Facility, or subject the Project Facility or any part thereof, to loss or forfeiture. Otherwise, such taxes, assessments or charges shall be paid promptly or secured by posting a bond in form and substance satisfactory to the Issuer, the Trustee and the Bank.

SECTION 6.3. INSURANCE REQUIRED. So long as any Bond is Outstanding and/or during the term of this Installment Sale Agreement, the Company shall maintain insurance with respect to the Project Facility against such risks and for such amounts as are customarily insured against by businesses of like size and type, paying, as the same become due and payable, all premiums with respect thereto, including, but not necessarily limited to:

     (A) (1) During and prior to completion of the Project Facility, builder's risk (or equivalent coverage) insurance upon any work done or material furnished in connection with the acquisition and installation of the Project Facility, issued to the Company and the Issuer as insureds and the Trustee and the Bank as security holders and loss payees, as their interests may appear, and written in completed value form for the full insurable value of the Project Facility, and
(2) at such time that builder's risk insurance is no longer available by virtue of completion of the acquisition and installation of the Project Facility, insurance protecting the interests of the Company and the Issuer as insureds and the Trustee and the Bank as security holders and loss payees, as their interests may appear, against loss or damage to the Project Facility by fire, lightning, vandalism, malicious mischief and other perils normally insured against with a uniform extended coverage endorsement, such insurance at all times to be in an amount not less than the greater of the total principal amount of the Bonds Outstanding or the actual cash value of the Project Facility as determined at least once every three (3) years by a recognized appraiser or insurer selected by the Company.

     (B) To the extent applicable, workers' compensation insurance, disability benefits insurance and such other forms of insurance which the Company is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Company who are located at or assigned to the Project Facility or who are responsible for the acquisition or installation of the Project Facility.

     (C) Insurance protecting the Company, the Issuer, the Trustee and the Bank against loss or losses from liabilities imposed by law or assumed in any written contract (including, without limitation, the contractual liability assumed by the Company under Sections 8.2, 8.13 and 8.14 of this Installment Sale Agreement) and arising from personal injury or death or damage to the Property of others caused by any accident or occurrence, with limits of not less than $1,000,000 per person per accident or occurrence on account of personal injury, including death resulting therefrom, and $1,000,000 per accident or occurrence on account of damage to the Property of others, excluding liability imposed upon the Company by any applicable workers' compensation law, and a separate umbrella liability policy with a limit of not less than $2,000,000.

     (D) If the Project Facility is located within an area identified by the Secretary of Housing and Urban Development as having special flood hazards, insurance against loss by floods in an amount at least equal to the total principal amount of the Bonds Outstanding or to the maximum limit of coverage made available, whichever is less.

     (E) THE ISSUER DOES NOT IN ANY WAY REPRESENT THAT THE INSURANCE SPECIFIED HEREIN, WHETHER IN SCOPE OR IN LIMITS OF COVERAGE, IS ADEQUATE OR SUFFICIENT TO PROTECT THE COMPANY'S BUSINESS OR INTERESTS.

SECTION 6.4.   ADDITIONAL PROVISIONS RESPECTING INSURANCE.

     (A) All insurance required by Section 6.3 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Company and authorized to write such insurance in the State and satisfactory and having a Best rating satisfactory to the Issuer and the Trustee. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the Company is engaged. All policies evidencing such insurance shall name the Company and the Issuer as insureds and the Trustee and the Bank, as security holders and loss payees, as their interests may appear, and provide for at least thirty (30) days' written notice to the Company, the Issuer, the Trustee and the Bank prior to cancellation, lapse, reduction in policy limits or material change in coverage thereof. The insurance required by Section 6.3(A) hereof shall contain a standard mortgagee endorsement and a lender's loss payable clause endorsement in favor of the Trustee and the Bank, as security holders and loss payees, as their interests may appear. All insurance required hereunder shall be in form, content and coverage satisfactory to the Issuer and the Bank. Certificates satisfactory in form and substance to the Issuer and the Bank to evidence all insurance required hereby shall be delivered to the Issuer, the Trustee and the Bank on or before the Closing Date. The Company shall deliver to the Issuer and the Trustee on or before the first Business Day of each calendar year thereafter a certificate dated not earlier than the immediately preceding November 1 reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance in the amounts and of the types required by Sections 6.3 and 6.4 hereof. At least thirty (30) days prior to the expiration of any such policy, the Company shall furnish to the Issuer, the Trustee and the Bank evidence that the policy has been renewed or replaced or is no longer required by this Installment Sale Agreement.

     (B) All premiums with respect to the insurance required by Section 6.3 hereof shall be paid by the Company; provided, however, that, if the premiums are not timely paid, the Issuer, the Trustee or the Bank may pay such premiums and the Company shall pay immediately upon demand all sums so expended by the Issuer, the Trustee or the Bank, together with interest at the Default Interest Rate.

SECTION 6.5. APPLICATION OF NET PROCEEDS OF INSURANCE. The Net Proceeds of the insurance carried pursuant to the provisions of Section 6.3 hereof shall be applied as follows: (A) the Net Proceeds of the insurance required by Section 6.3(A) and 6.3(D) hereof shall be paid to the Trustee and applied as provided in
Section 7.1 hereof, and (B) the Net Proceeds of the insurance required by
Section 6.3(B) and 6.3(C) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

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                                       46

                                  ARTICLE VII
                      DAMAGE, DESTRUCTION AND CONDEMNATION

SECTION 7.1.   DAMAGE OR DESTRUCTION.

     (A) If the Project Facility shall be damaged or destroyed, in whole or in part:

          (1) the Issuer shall have no obligation to replace, repair or restore the Project Facility;

          (2) there shall be no abatement or reduction in the amounts payable by the Company under this Installment Sale Agreement or under any of the other Financing Documents (whether or not the Project Facility is replaced, repaired or restored);

          (3) the Company shall promptly give notice thereof to the Issuer, the Trustee and the Bank; and

          (4)  except as otherwise provided in subsection (B) of this Section
     7.1,

               (a) the Company shall promptly replace, repair or restore the Project Facility to substantially the same condition and value as an operating entity as existed prior to such damage or destruction, with such changes, alterations and modifications as may be desired by the Company and consented to in writing by the Issuer, the Trustee and the Bank, provided that such changes, alterations or modifications do not
          (i) so change the nature of the Project Facility that it does not constitute a "project", as such quoted term is defined in the Act, or change the use of the Project Facility as specified in Section 3.2 hereof without the prior written consent of the Issuer and the Bank, or (ii) adversely affect the tax-exempt status of the interest payable on the Bonds; and

               (b) pursuant to and in accordance with Section 406 of the Indenture, the Trustee shall make available to the Company (from the Net Proceeds of any insurance settlement) such moneys as may be necessary to pay the costs of the replacement, repair or restoration of the Project Facility. In the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair or restoration, the Company shall nonetheless complete such work and shall pay from its own moneys that portion of the costs thereof in excess of such Net Proceeds. Any balance of such Net Proceeds remaining in the Insurance and Condemnation Fund after payment of all of the costs of such replacement, repair, rebuilding or restoration shall be applied as provided in Section 406 of the Indenture.

     (B) Notwithstanding anything to the contrary contained in subsection (A) of this Section 7.1, in the event that the damage to the Project Facility exceeds the sum of all Indebtedness then secured by a Lien on the Project Facility or any part thereof, the Company shall not be obligated to replace, repair or restore the Project Facility, and the Net Proceeds of any insurance settlement shall not be applied as provided in subsection (A) of this Section 7.1, if the Company shall notify the Issuer, the Trustee and the Bank that it elects to cause the Bonds to be redeemed. In such event, or if an Event of Default shall have occurred and be continuing (or if an event exists which with the passage of time or notice or both would become an Event of Default), the lesser of (1) the total amount of the Net Proceeds collected under any and all policies of insurance covering the damage to or destruction of the Project Facility, or (2) the amount necessary to redeem the Bonds in whole and all interest accrued thereon, together with any other sums payable to the Issuer or the Trustee pursuant to this Installment Sale Agreement and the Bank pursuant to the Reimbursement Agreement, shall be transferred by the Trustee from the Insurance and Condemnation Fund to the Bond Fund to be applied to the redemption of the Bonds and payment of all such amounts to the Issuer, the Trustee and the Bank. If the Net Proceeds collected under any and all policies of insurance are less than the amount necessary to redeem the Bonds in full and pay any and all amounts payable to the Issuer, the Trustee and the Bank, the Company shall pay the difference between such amounts and the Net Proceeds of all insurance settlements so that all of the Bonds then Outstanding shall be redeemed and any and all amounts payable under the Financing Documents to the Issuer, the Trustee and the Bank shall be paid in full.

     (C) If there are no Bonds Outstanding and all other amounts due under this Installment Sale Agreement and the other Financing Documents are paid in full, all such Net Proceeds or the balance thereof shall be paid to the Company for its purposes.

     (D) Unless an Event of Default under any of the Financing Documents shall have occurred and be continuing (or if an event exists which with the passage of time or notice or both would become an Event of Default), the Company may, with the prior written consent of the Bank, adjust all claims under any policies of insurance required by Section 6.3(A) and 6.3(D) hereof.

SECTION 7.2.   CONDEMNATION.

     (A) To the knowledge of the Company, no condemnation or eminent domain proceeding has been commenced or threatened against any part of the Project Facility. The Company shall notify the Issuer and the Bank of the institution of any condemnation proceedings and, within seven days after inquiry from the Issuer and the Bank, inform the Issuer and the Bank in writing of the status of such proceeding. If title to, or the use of, less than substantially all of the Project Facility shall be taken by Condemnation:

          (1)  the Issuer shall have no obligation to restore the Project
     Facility;

          (2) there shall be no abatement or reduction in the amounts payable by the Company under this Installment Sale Agreement or under any of the other Financing Documents (whether or not the Project Facility is restored);

          (3) the Company shall promptly give notice thereof to the Issuer, the Trustee and the Bank; and

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

          (4)  except as otherwise provided in subsection (B) of this Section
     7.2,

               (a) the Company shall promptly restore the Project Facility (excluding any part of the Land or the Facility taken by Condemnation) to substantially the same condition and value as an operating entity as existed prior to such Condemnation, with such changes, alterations and modifications as may be desired by the Company and consented to in writing by the Issuer and the Bank, provided that such changes, alterations or modifications do not (i) so change the nature of the Project Facility that it does not constitute a "project" as such quoted term is defined in the Act, or change the use of the Project Facility as specified in Section 3.2 hereof without the prior written consent of the Issuer and the Bank, or (ii)adversely affect the tax-exempt status of the interest payable on the Bonds; and

               (b) pursuant to and in accordance with Section 406 of the Indenture, the Trustee shall make available to the Company (from the Net Proceeds of any Condemnation award) such moneys as may be necessary to pay the costs of the restoration of the Project Facility. In the event such Net Proceeds are not sufficient to pay in full the costs of such restoration, the Company shall nonetheless complete such restoration and shall pay from its own moneys that portion of the costs thereof in excess of such Net Proceeds. Any balance of such Net Proceeds remaining after payment of all of the costs of such restoration shall be applied in accordance with Section 406 of the Indenture.

     (B) Notwithstanding anything to the contrary contained in subsection (A) of this Section 7.2, in the event the taking of the Project Facility or any part thereof exceeds the sum of all Indebtedness then secured by a lien on the Project Facility or any part thereof, the Company shall not be obligated to restore the Project Facility, and the Net Proceeds of any Condemnation award shall not be applied as provided in subsection (A) of this Section 7.2, if the Company shall notify the Issuer, the Trustee and the Bank that it elects to cause the redemption of the Bonds. In such event, or if an Event of Default under any of the Financing Documents shall have occurred and be continuing, (or if an event exists which with the passage of time or notice or both would become an Event of Default) the lesser of (1) the Net Proceeds of any Condemnation award, or (2) the amount necessary to redeem the Bonds in whole and all interest accrued thereon, together with any other sums payable to the Issuer or the Trustee pursuant to this Installment Sale Agreement or to the Bank pursuant to the Reimbursement Agreement, shall be transferred by the Trustee from the Insurance and Condemnation Fund to the Bond Fund to be applied to the redemption of the Bonds and payment of all such amounts to the Issuer, the Trustee and the Bank. If the Net Proceeds of any Condemnation award are less than the amount necessary to redeem the Bonds in full and pay any and all amounts payable to the Issuer, the Trustee and the Bank, the Company shall pay the difference between such amounts and such Net Proceeds so that all of the Bonds Outstanding shall be redeemed and any and all amounts payable under the Financing Documents to the Issuer, the Trustee and the Bank shall be paid in full.

     (C) If title to, or use of, all or substantially all of the Project Facility shall be taken by Condemnation:

          (1) neither the Issuer nor the Company shall have any obligation to restore the Project Facility;

          (2) there shall be no abatement or reduction in the amounts payable by the Company under this Installment Sale Agreement (or under any of the other Financing Documents); and

          (3) the Net Proceeds of any Condemnation award shall be applied as provided in subsection (B) of this Section 7.2.

     (D) If there are no Bonds Outstanding and all other amounts due under this Installment Sale Agreement and the other Financing Documents have been paid in full, all such Net Proceeds or the balance thereof shall be paid to the Company for its purposes.

     (E) Unless an Event of Default under any of the Financing Documents shall have occurred and be continuing (or if an event exists which with the passage of time or notice or both would become an Event of Default), the Company shall (but only upon the prior written consent of the Bank) have sole control of any Condemnation proceeding with respect to the Project Facility or any part thereof and may (but only upon the prior written consent of the Bank) negotiate the settlement of any such proceeding. The Company shall notify the Issuer, the Trustee and the Bank of the institution of any Condemnation proceedings and within seven days after inquiry from the Issuer, the Trustee or the Bank shall inform the Issuer, the Trustee and the Bank in writing as to the status of such proceeding.

     (F) The Issuer shall, at the expense of the Company, cooperate fully with the Company in the handling and conduct of any such Condemnation proceeding. In no event shall the Issuer voluntarily settle, or consent to the settlement of, any Condemnation proceeding without the written consent of the Company and the Trustee and the Bank.

SECTION 7.3. ADDITIONS TO THE PROJECT FACILITY. All replacements, repairs or restoration made pursuant to Sections 7.1 or 7.2, whether or not requiring the expenditure of the Company's own money, shall automatically become part of the Project Facility as if the same were specifically described herein.

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                                       50

                                  ARTICLE VIII

                                SPECIAL COVENANTS

SECTION 8.1.   NO WARRANTY OF CONDITION OR SUITABILITY BY ISSUER; ACCEPTANCE
"AS IS". THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE PROJECT FACILITY OR ANY PART THEREOF OR AS TO THE SUITABILITY OF THE PROJECT FACILITY OR ANY PART THEREOF FOR THE COMPANY'S PURPOSES OR NEEDS. THE COMPANY SHALL ACCEPT TITLE TO THE PROJECT FACILITY "AS IS", WITHOUT RECOURSE OF ANY NATURE AGAINST THE ISSUER FOR ANY CONDITION NOW OR HEREAFTER EXISTING. NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY IS MADE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO.

SECTION 8.2.   HOLD HARMLESS PROVISIONS.

     (A) The Company hereby releases the Issuer and its members, officers, agents (other than the Company) and employees from, agrees that the Issuer and its members, officers, agents (other than the Company) and employees shall not be liable for and agrees to indemnify, defend and hold the Issuer and its members, officers, agents (other than the Company) and employees harmless from and against any and all claims, causes of action, judgments, liabilities, damages, losses, costs and expenses arising as a result of the Issuer's undertaking the Project, including, but not limited to, (1) liability for loss or damage to Property or bodily injury to or death of any and all Persons that may be occasioned, directly or indirectly, by any cause whatsoever pertaining to the Project Facility or arising by reason of or in connection with the occupation or the use thereof or the presence of any Person or Property on, in or about the Project Facility, (2) liability arising from or expense incurred by the Issuer's financing, acquiring, constructing, equipping, installing, owning or selling the Project Facility, including, without limiting the generality of the foregoing, any sales or use taxes which may be payable with respect to goods supplied or services rendered with respect to the Project Facility, all liabilities or claims arising as a result of the Issuer's obligations under this Installment Sale Agreement or any of the other Financing Documents or the enforcement of or defense of validity of any provision of any Financing Document, and all liabilities or claims arising as a result of or in connection with the offering, issuance, sale or resale of the Bonds, (3) all claims arising from the exercise by the Company of the authority conferred on it pursuant to
Section 4.1(E) hereof, and (4) all causes of action and attorneys' fees and other expenses incurred in connection with any suits or actions which may arise as a result of any of the foregoing; provided that any such claims, causes of action, judgments, liabilities, damages, losses, costs or expenses of the Issuer are not incurred or do not result from the intentional wrongdoing of the Issuer or any of its members, officers, agents (other than the Company) or employees. The foregoing indemnities shall apply notwithstanding the fault or negligence in part of the Issuer or any of its officers, members, agents (other than the Company) or employees and notwithstanding the breach of any statutory obligation or any rule of comparative or apportioned liability.

     (B) In the event of any claim against the Issuer or its members, officers, agents (other than the Company) or employees by any employee of the Company or any contractor of the Company or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Company hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Company or such contractor under workers' compensation laws, disability benefits laws or other employee benefit laws.

     (C) To effectuate the provisions of this Section 8.2, the Company agrees to provide for and insure, in the liability policies required by Section 6.3(C) of this Installment Sale Agreement, its liabilities assumed pursuant to this
Section 8.2.

     (D) Notwithstanding any other provisions of this Installment Sale Agreement, the obligations of the Company pursuant to this Section 8.2 shall remain in full force and effect after the termination of this Installment Sale Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all expenses, charges and costs incurred by the Issuer, or its officers, members, agents (other than the Company) or employees, relating thereto.

SECTION 8.3. RIGHT OF ACCESS TO THE PROJECT FACILITY. The Company agrees that the Issuer, the Trustee and the Bank and their duly authorized agents shall have the right at all reasonable times to enter upon and to examine and inspect the Project Facility. The Company further agrees that the Issuer shall have such rights of access to the Project Facility as may be reasonably necessary to cause the proper maintenance of the Project Facility in the event of failure by the Company to perform its obligations hereunder.

SECTION 8.4. COMPANY NOT TO TERMINATE EXISTENCE OR DISPOSE OF ASSETS; CONDITIONS UNDER WHICH EXCEPTIONS ARE PERMITTED. The Company agrees that, so long as the Bonds are Outstanding and/or during the term of this Installment Sale Agreement, it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation, or permit one or more corporations to consolidate with or merge into it; provided, however, that, if no Event of Default specified in Section 10.1 hereof shall have occurred and be continuing (or if no event exists which with the passage of time or notice or both would become an Event of Default), the Company may consolidate with or merge into another domestic corporation organized and existing under the laws of one of the states of the United States, or permit one or more such domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another Person all or substantially all of its assets as an entirety and thereafter dissolve, provided that (A) the Issuer and the Bank give their prior written consents (which consent of the Issuer will not be unreasonably withheld or delayed), (B) the surviving, resulting or transferee corporation assumes in writing all of the obligations of and restrictions on the

Company under this Installment Sale Agreement and the other Financing Documents,
(C) the proposed transaction will not adversely affect the exclusion of the interest payable on the Bonds from the gross income of the Holders thereof for federal income tax purposes, and (D) as of the date of such transaction, the Trustee, the Bank and the Issuer shall be furnished with (1)an opinion of Bond Counsel as to the compliance with item (C) of this Section 8.4, (2) an opinion of counsel to the Company as to compliance with item (B) of this Section 8.4 and
(3) a certificate, dated the effective date of such transaction, signed by an Authorized Representative of the Company and an authorized officer of the surviving, resulting or transferee corporation or the transferee of its assets, as the case may be, to the effect that immediately after the consummation of the transaction and after giving effect thereto, no Event of Default exists under this Installment Sale Agreement and no event exists which, with notice or lapse of time or both, would become such an Event of Default (unless waived by the Credit Facility Issuer or the Issuer, as the case may be).

SECTION 8.5. AGREEMENT TO PROVIDE INFORMATION. The Company agrees, whenever requested by the Issuer, the Trustee or the Bank, to provide and certify or cause to be provided and certified such information concerning the Company, its finances and other topics as the Issuer, the Trustee or the Bank from time to time reasonably considers necessary or appropriate, including, but not limited to, such information as to enable the Issuer, the Trustee or the Bank to make any reports required by law or governmental regulation. Notwithstanding the foregoing, the Company shall have no obligation to provide any financial information to the Issuer or the Trustee, except for such financial information as may be necessary for the Issuer or the Trustee to provide any reports required by Applicable Law.

SECTION 8.6.   BOOKS OF RECORD AND ACCOUNT; COMPLIANCE CERTIFICATES.

     (A) The Company agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of all business and affairs of the Company.

     (B) As soon as possible after the end of each fiscal year of the Company so long as any Bond shall be Outstanding, the Company shall furnish to the Issuer and the Bank a certificate of an Authorized Representative of the Company stating that no Event of Default hereunder has occurred or is continuing or, if any Event of Default exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto, and setting forth the unpaid principal balance of the Bonds and accrued but unpaid interest thereon and that no defenses, offsets or counterclaims exist with respect to the indebtedness evidenced thereby.

SECTION 8.7.   COMPLIANCE WITH APPLICABLE LAWS.

     (A) The Company agrees, for the benefit of the Issuer, the Trustee and the Bank, that it will, during any period in which any Bond is Outstanding and during the term of this Installment Sale Agreement, promptly comply in all material respects with all Applicable Laws.

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

     (B) Notwithstanding the provisions of subsection (A) of this Section 8.7, the Company may in good faith actively contest the validity or the applicability of any Applicable Law, provided that the Company (1) first shall have notified the Issuer, the Trustee and the Bank in writing of such contest, (2) is not in default under any of the Financing Documents, (3) shall have set aside adequate reserves for any such requirement, and (4) demonstrates to the reasonable satisfaction of the Issuer and the Bank that noncompliance with such Applicable Law will not endanger the Liens of the Financing Documents as to the Project Facility or subject the Project Facility or any part thereof to loss or forfeiture. Otherwise, the Company shall promptly take such action with respect thereto as shall be reasonably satisfactory to the Issuer and the Bank.

     (C) Notwithstanding the provisions of subsection (B) of this Section 8.7, if the Issuer or any of its members, officers, agents (other than the Company), servants or employees may be liable for prosecution for failure to comply therewith, the Company shall promptly take such action with respect thereto as shall be reasonably satisfactory to the Issuer.

SECTION 8.8.   DISCHARGE OF LIENS AND ENCUMBRANCES.

     (A) The Company hereby agrees not to create or suffer to be created any Lien, except for Permitted Encumbrances, on the Project Facility or any part thereof or any funds of the Issuer applicable to the Project Facility.

     (B) Notwithstanding the provisions of subsection (A) of this Section 8.8, the Company may in good faith actively contest any such Lien, provided that the Company (1) first shall have notified the Issuer, the Trustee and the Bank in writing of such contest, (2) is not in default under any of the Financing Documents, and (3) such Lien shall be removed promptly by the Company or secured by the Company's posting a bond in form and substance satisfactory to the Issuer and the Bank.

SECTION 8.9. PERFORMANCE OF THE COMPANY'S OBLIGATIONS. Should the Company fail to make any payment or to do any act as herein provided, the Issuer, the Trustee or the Bank may, but need not, without notice to or demand on the Company and without releasing the Company from any obligation herein, make or do the same, including, without limitation, appearing in and defending any action purporting to affect the rights or powers of the Company or the Issuer, and paying all fees, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the Issuer, the Trustee or the Bank in connection therewith; and the Company shall pay immediately upon demand all sums so incurred or expended by the Issuer, the Trustee or the Bank under the authority hereof, together with interest thereon, at the Default Interest Rate.

SECTION 8.10. DEPRECIATION DEDUCTIONS AND TAX CREDITS. The parties agree that as between them the Company shall be entitled to all depreciation deductions and accelerated cost recovery system deductions with respect to any portion of the Project Facility pursuant to Sections 167 and 168 of the Code and to any investment credit pursuant to Section 38 of the Code with respect to any portion of the Project Facility which constitutes "Section 38

Property" and to all other state and/or federal income tax deductions and credits which may be available with respect to the Project Facility.

SECTION 8.11. COVENANT AGAINST ARBITRAGE BONDS. So long as any Bond shall be Outstanding, neither the Issuer nor the Company shall use, or direct or permit the use of, the proceeds of the Bonds or any other moneys within their respective control (including, without limitation, the proceeds of any insurance settlement or any Condemnation award with respect to the Project Facility) in any manner which, if such use had been reasonably expected on the date of issuance of the Bonds, would have caused any of the Bonds to be an "arbitrage bond" within the meaning ascribed to such quoted term in Section 148 of the Code. The Company agrees that it will comply with all of its covenants in the Tax Regulatory Agreement relating to the restrictions contained in Section 148 of the Code. The Issuer authorizes the Company, in the Issuer's behalf, to calculate and make the rebate payments required by Section 148 (f) of the Code. Notwithstanding the foregoing, there shall be no such obligation upon the Issuer with respect to the use or investment of its administrative fee, provided, however, that if the Company is required to rebate any amount with respect to such administrative fee, the Issuer shall provide, upon the reasonable request of the Company, such information concerning the investment of such administrative fee as shall be requested by the Company and as shall be reasonably available to the Issuer.

SECTION 8.12. IDENTIFICATION OF EQUIPMENT. All Equipment which is or may become part of the Project Facility pursuant to the provisions of this Installment Sale Agreement shall be properly identified by the Company by such appropriate records, including computerized records.

SECTION 8.13.  INDEMNIFICATION OF THE TRUSTEE.

     (A) Notwithstanding any other provisions of the Financing Documents, the Company agrees to indemnify and hold the Trustee, and its directors, officers, agents and employees, harmless from and against any and all claims, causes of action, judgments, liabilities, damages, losses, costs and expenses, including, but not limited to, reasonable attorneys' fees, arising out of the execution, delivery or performance of the Financing Documents, provided that the same are not a result of the gross negligence or willful misconduct of the Trustee.

     (B) Notwithstanding any other provisions of this Installment Sale Agreement or other Financing Documents, the obligations of the Company pursuant to this Section 8.13 shall remain in full force and effect after the termination of this Installment Sale Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all reasonable fees, expenses and charges paid or incurred by the Trustee, or its directors, officers, agents or employees, relating thereto.

     (C) To effectuate the provisions of this Section 8.13, the Company agrees to provide for and insure, in the liability policies required by Section 6.3(C) of this Installment Sale Agreement, its liabilities assumed pursuant to this
Section 8.13.

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

SECTION 8.14.  INDEMNIFICATION OF THE BANK.

     (A) Notwithstanding any other provisions of the Financing Documents, the Company agrees to indemnify and hold the Bank, and its directors, officers, agents and employees, harmless from and against any and all claims, causes of action, judgments, liabilities, damages, losses, costs and expenses, including, but not limited to, reasonable attorneys' fees, arising out of the execution, delivery or performance of the Financing Documents, provided that the same are not a result of the gross negligence or willful misconduct of the Bank.

     (B) Notwithstanding any other provisions of this Installment Sale Agreement or other Financing Documents, the obligations of the Company pursuant to this Section 8.14 shall remain in full force and effect after the termination of this Installment Sale Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all reasonable fees, expenses and charges paid or incurred by the Bank, or its directors, officers, agents or employees, relating thereto.

     (C) To effectuate the provisions of this Section 8.14, the Company agrees to provide for and insure, in the liability policies required by Section 6.3(C) of this Installment Sale Agreement, its liabilities assumed pursuant to this
Section 8.14.

SECTION 8.15.  EMPLOYMENT OPPORTUNITIES.

     (A) The Company shall insure that all employees and applicants for employment with regard to the Project are afforded equal employment opportunities without discrimination.

     (B) Pursuant to Section 858-b of the Act, except as otherwise provided by collective bargaining contracts or agreements, the Company agrees (1) to list all new employment opportunities created as a result of the Project with the New York State Department of Labor, Community Services Division ("NYSDOL") and with the administrative entity (collectively with NYSDOL, the "JTPA Referral Entities") of the service delivery area created by the federal Job Training Partnership Act (P.L. No. 97-300) ("JTPA") in which the Project Facility is located and (2), where practicable, to first consider for such new employment opportunities persons eligible to participate in federal JTPA programs who shall be referred by the JTPA Referral Entities.

     (C) The Company agrees to file with the Issuer, on an annual basis, reports regarding the number of people employed at the Project Facility and certain other matters, in such form as shall be reasonably requested by the Issuer.

SECTION 8.16.  SALES AND USE TAX EXEMPTION.

     (A) Pursuant to Section 854 (14) of the Act, the parties understand that the Issuer is exempt from certain sales taxes and use taxes imposed by the State and local governments in the State, and that the Project may be exempted from those taxes due to the involvement of the

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

Issuer in the Project. The Issuer makes no representations or warranties that any property is exempt from the payment of New York sales or use taxes. Any exemption from the payment of New York sales or use taxes resulting from the involvement of the Issuer with the Project shall be limited to purchases of services and tangible personal property conveyed to the Issuer or utilized by the Issuer or by the Company as agent of the Issuer as a part of the Project prior to the Completion Date, or incorporated within the Project Facility prior to the Completion Date. No operating expenses of the Project Facility, and no other purchases of services or property shall be subject to an exemption from the payment of New York sales or use tax.

     (B) Pursuant to the provisions of Section 4.1 hereof, on the Closing Date, the Issuer intends to issue to the Company a sales tax exemption letter in substantially the form attached hereto as Exhibit D (the "Sales Tax Exemption Letter").

     (C) Pursuant to Section 874(8) of the Act, the Company agrees to annually file with the New York State Department of Taxation and Finance, on a form and in such manner as is prescribed by the New York State Commissioner of Taxation and Finance (the "Annual Report"), a statement of the value of all sales and use tax exemptions claimed by the Company and all contractors, subcontractors, consultants and other agents of the Company under the authority granted to the Company pursuant to Section 4.1(E) of this Installment Sale Agreement and/or the Final Inducement Resolution and/or the Sales Tax Exemption Letter. Pursuant to
Section 874(8) of the Act, the penalty for failure to file an Annual Report shall be removal of authority to act as agent of the Issuer. Additionally, if the Company shall fail to comply with the requirements of this subsection (C), the Company shall immediately cease to be the agent of the Issuer in connection with the Project. A current sample form of such Annual Report required to be completed by the Company pursuant to this Installment Sale Agreement is attached hereto as Exhibit E. For future filings of the Annual Report, the Company is responsible for obtaining from the New York State Department of Taxation and Finance any updated or revised versions of such Annual Report.

     (D) The Company agrees to furnish to the Issuer a copy of each such annual report submitted to the New York State Department of Taxation and Finance by the Company pursuant to Section 874(8) of the Act.

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                                       57

                                   ARTICLE IX

                        ASSIGNMENTS; MERGER OF THE ISSUER

SECTION 9.1. ASSIGNMENT OF INSTALLMENT SALE AGREEMENT BY THE COMPANY. This Installment Sale Agreement may not be assigned by the Company, in whole or in part, without the prior written consent of the Issuer and the Bank.

SECTION 9.2.   PLEDGE AND ASSIGNMENT OF ISSUER'S INTERESTS TO TRUSTEE.

     (A) The Issuer has pledged and assigned certain of its rights and interests under and pursuant to this Installment Sale Agreement (1) pursuant to the terms of the Pledge and Assignment to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds and (2) pursuant to the Security Agreement, to the Bank as security for the payment of all obligations of the Company under the Reimbursement Agreement. Such pledge and assignment shall in no way impair or diminish any obligations of the Issuer under this Installment Sale Agreement.

     (B) The Company hereby acknowledges receipt of notice of and consents to such pledge and assignment by the Issuer to the Trustee and the Bank and specifically agrees to perform for the benefit of the Trustee and the Bank all of its duties and undertakings hereunder (except duties undertaken with respect to the Unassigned Rights).

SECTION 9.3.   MERGER OF THE ISSUER.

     (A) Nothing contained in this Installment Sale Agreement shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or assignment by the Issuer of its rights and interests hereunder to, any other public benefit corporation of the State or political subdivision thereof which has the legal authority to perform the obligations of the Issuer hereunder, provided that (1) the exclusion of the interest payable on the Bonds from gross income for Federal income tax purposes shall not be adversely affected thereby; and (2) upon any such consolidation, merger or assignment, the due and punctual performance and observance of all of the agreements and conditions of this Installment Sale Agreement, the Bonds and the Indenture to be kept and performed by the Issuer shall be expressly assumed in writing by the public benefit corporation or political subdivision resulting from such consolidation or surviving such merger or to which the Issuer's rights and interests hereunder or under this Installment Sale Agreement shall be assigned.

     (B) As of the date of any such consolidation, merger or assignment, the Issuer shall give notice thereof in reasonable detail to the Company, the Trustee and the Bank. The Issuer shall promptly furnish to the Trustee, the Company and the Bank such additional information with respect to any such consolidation, merger or assignment as the Trustee, the Company and the Bank may reasonably request.

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

SECTION 9.4.   SALE OR LEASE OF THE PROJECT FACILITY.

     (A) Except as otherwise provided herein, the Company may not sell, lease, transfer, convey or otherwise dispose of the Project Facility or any part thereof without the prior written consent of the Bank.

     (B) In no event, however, shall the Bank consent to any sale, lease, transfer, sublease, conveyance or other disposition of the Project Facility, or any part thereof, prior to receipt of an opinion of Bond Counsel that such disposition will not adversely affect the exclusion of the interest payable on the Bonds from gross income of the holders thereof for Federal income tax purposes.

     (C) Notwithstanding anything to the contrary contained herein, in any instance after the Completion Date where the Company reasonably determines that any portion of the Project Facility has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Company may remove such portion of the Project Facility and may sell, trade in, exchange or otherwise dispose of the same, as a whole or in part, without the prior written consent of the Issuer, provided that such removal will not materially impair the value of the Project Facility as collateral and provided, further, that same is forthwith replaced with similar items of similar utility, free from all Liens other than the Liens created by the Financing Documents. At the request of the Company, the Issuer shall execute and deliver, and shall request the Trustee and the Bank to execute and deliver, to the Company all instruments necessary or appropriate to enable the Company to sell or otherwise dispose of any such portion of the Project Facility free from the Liens of the Financing Documents. The Company shall pay all costs and expenses (including counsel fees) incurred in transferring title to and releasing from the Liens of the Financing Documents any portion of the Project Facility removed pursuant to this Section 9.4.

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

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1.  EVENTS OF DEFAULT DEFINED.

     (A) The following shall be "Events of Default" under this Installment Sale Agreement, and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Installment Sale Agreement, any one or more of the following events:

          (1) A default by the Company in the due and punctual payment of the amounts specified to be paid pursuant to Section 5.3(A) hereof.

          (2) A default in the performance or observance of any other of the covenants, conditions or agreements on the part of the Company in this Installment Sale Agreement and the continuance thereof for a period of thirty (30) days after written notice thereof is given by the Issuer, the Trustee or the Bank to the Company, or, if such covenant, condition or agreement is capable of cure but cannot be cured within such thirty (30) day period, the failure of the Company to continence to cure within such thirty (30) day period and to prosecute the same with due diligence and, in any event, to cure such default within ninety (90) days after such written notice is given.

          (3) The occurrence of an "Event of Default" under any other Financing Document.

          (4) Any representation or warranty made by the Company herein or in any other Financing Document proves to have been false at the time it was made.

          (5) The Company shall generally not pay its debts as such debts become due or admits its inability to pay its debts as they become due.

          (6) Any sale, conveyance, lease agreement or any other change of ownership of the Project Facility, whether occurring voluntarily or involuntarily, or by operation of law or otherwise, by the Issuer or the Company (except pursuant to this Installment Sale Agreement) of their respective interest in the Project Facility or any part thereof, or the granting of any easements or restrictions or the permitting of any encroachments on the Project Facility, except as permitted in this Installment Sale Agreement.

          (7) (a) The filing by the Company (as debtor) of a voluntary petition under Title 11 of the United States Code or any other federal or state bankruptcy statute; (b) the failure by the Company within ninety (90) days to lift any execution, garnishment or attachment of such consequence as will impair the Company's ability to carry out its obligations hereunder;
     (c) the commencement of a case under Title 11 of the United States Code against the Company as the debtor or commencement under any other federal or state bankruptcy statute of a case, action or proceeding against the Company

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

     and continuation of such case, action or proceeding without dismissal for a period of ninety (90) days; (d)the entry of an order for relief by a court of competent jurisdiction under Title 11 of the United States Code or any other federal or state bankruptcy statute with respect to the debts of the Company; or (e) in connection with any insolvency or bankruptcy case, action or proceeding, appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver or trustee of the whole or a substantial portion of the Property of the Company, unless such order, judgment or decree is vacated, dismissed or dissolved within ninety (90) days of such appointment.

          (8) Final judgment for the payment of money in excess of $250,000 shall be rendered against the Company and the Company shall not discharge the same or cause it to be bonded or discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered and secure a stay of execution pending such appeal.

          (9) The imposition of a Lien on the Project Facility other than a Lien being contested as provided in Section 8.8(B) of this Installment Sale Agreement or a Permitted Encumbrance.

          (10) The removal of the Equipment or any portion thereof outside Warren or Washington County, New York, without the prior written consent of the Issuer and the Bank, other than in connection with a removal under
     Section 9.4(C) hereof.

     (B) Notwithstanding any other provision of this Installment Sale Agreement, failure of the Company to comply with Section 8.6(B) of this Installment Sale Agreement shall not be considered an Event of Default; however, the Trustee may (and, at the request of any underwriter or the Holders of at least 51 % aggregate principal amount in Outstanding Bonds, shall) or any Bondholder may take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Company to comply with its obligations under Section 8.6(B) hereof.

     (C) Notwithstanding the provisions of Section 10.1(A) hereof, if by reason of force majeure (as hereinafter defined) either party hereto shall be unable, in whole or in part, to carry out its obligations under this Installment Sale Agreement and if such party shall give notice and full particulars of such force majeure in writing to the other party and to the Trustee within a reasonable time after the occurrence of the event or cause relied upon, the obligations under this Installment Sale Agreement of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. The suspension of such obligations for such period pursuant to this subsection (B) shall not be deemed an Event of Default under this Section 10. 1. Notwithstanding anything to the contrary in this subsection (B), an event of force majeure shall not excuse, delay or in any way diminish the obligations of the Company to make the payments required by Sections 4.5, 5.3 and 6.6 hereof, to obtain and continue in full force and effect the insurance required by Article VI hereof, to provide the indemnity required by Sections 3.3, 8.2, 8.13 and 8.14 hereof and to comply with the provisions of Sections 2.2(G), 4.5,

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

8.2, 8.4, 8.5 and 8.7(C) hereof. The term "force majeure" as used herein shall include acts outside of the control of the Issuer and the Company, including but not limited to acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of any Governmental Authority or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the party claiming such inability. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout or other industrial disturbances by acceding to the demands of the opposing party or parties.

SECTION 10.2.  REMEDIES ON DEFAULT.

     (A) Whenever any Event of Default shall have occurred, the Issuer, the Trustee and/or the Bank may, to the extent permitted by law, take any one or more of the following remedial steps:

          (1) declare, by written notice to the Company, to be immediately due and payable, whereupon the same shall become immediately due and payable,
     (a) all unpaid installment purchase payments payable pursuant to Section 5.3(A) hereof, and (b) all other payments due under this Installment Sale Agreement or under any other Financing Document;

          (2)  terminate this Installment Sale Agreement;

          (3) take any other action at law or in equity which may appear necessary or desirable to collect any amounts then due or thereafter to become due hereunder and to enforce the obligations, agreements or covenants of the Company under this Installment Sale Agreement; or

          (4)  terminate disbursement of the Bond Proceeds.

     (B) Any sums paid to the Issuer as a consequence of any action taken pursuant to this Section 10.2 (excepting sums payable to the Issuer as a consequence of action taken to enforce the Unassigned Rights) shall be paid to the Trustee and applied in accordance with the provisions of Section 609 of the Indenture.

     (C) No action taken pursuant to this Section 10.2 shall relieve the Company from its obligations to make all payments required by this Installment Sale Agreement and the other Financing Documents.

SECTION 10.3. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Issuer, the Trustee or the Bank is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given

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

under this Installment Sale Agreement or the other Financing Documents or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer, the Trustee or the Bank to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

SECTION 10.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Company should default under any of the provisions of this Installment Sale Agreement, and the Issuer, the Trustee or the Bank should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Company herein contained, the Company shall, on demand therefor, pay to the Issuer, the Trustee or the Bank, as the case may be, the reasonable fees of such attorneys and such other expenses so incurred, whether an action is commenced or not.

SECTION 10.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained herein should be breached by either party and thereafter such breach be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

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                                       63

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1.  NOTICES.

     (A) All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when (1) sent to the applicable address stated below by registered or certified mail, return receipt requested, or by such other means as shall provide the sender with documentary evidence of such delivery, or (2) delivery is refused by the addressee, as evidenced by the affidavit of the Person who attempted to effect such delivery.

     (B) The addresses to which notices, certificates and other communications hereunder shall be delivered are as follows:

     IF TO THE ISSUER:

     Counties of Warren and Washington Industrial Development Agency 5 Warren Street
     Glens Falls, New York 12801
     Attention: Chairman

     WITH A COPY TO:

     Fitzgerald Morris Baker Firth P.C.
     One Broad Street Plaza
     Glens Falls, New York 12801
     Attention: Robert C. Morris

     IF TO THE COMPANY:

     Angiodynamics, Inc.
     603 Queensbury Avenue
     Queensbury, New York 12804
     Attention: Eamonn P. Hobbs, President and Chief Executive Office
                Joseph Gerardi, Vice President and Controller

     WITH A COPY TO:

     Kevin J. Kelley, Esq.
     Bond, Schoeneck & King, PLLC
     111 Washington Ave
     Albany, New York 12210

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

     IF TO THE TRUSTEE:

     The Huntington National Bank
     7 Easton Oval - EA4E63
     Columbus, Ohio 43219
     Attention: Corporate Trust Department

     IF TO THE BANK:

     KeyBank National Association
     Commercial Banking Division
     66 South Pearl
     Albany, New York 12207
     Attention: Bryant Cassella

     WITH A COPY TO:
     Lemery Greisler, LLC
     10 Railroad Place
     Saratoga Springs, New York 12866
     Attention: James A. Carminucci, Esq.

     (C) A duplicate copy of each notice, certificate and other communication given hereunder by (1) the Issuer or the Company shall also be given to the Trustee, and (2) the Company, the Issuer or the Trustee shall also be given to the Bank.

     (D) The Issuer, the Company, the Trustee and the Bank may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

SECTION 11.2. BINDING EFFECT. This Installment Sale Agreement shall inure to the benefit of the Issuer, the Company, the Trustee, the holders of the Bonds and the Bank and shall be binding upon the Issuer, the Company and, as permitted by this Installment Sale Agreement, their respective successors and assigns.

SECTION 11.3. SEVERABILITY. If any one or more of the covenants or agreements provided herein on the part of the Issuer or the Company to be performed shall, for any reason, be held or shall, in fact, be inoperative, unenforceable or contrary to law in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance. Further, if any one or more of the phrases, sentences, clauses, paragraphs or sections herein shall be contrary to law, then such covenant or covenants or agreement or agreements shall be deemed separable from the remaining covenants and agreements hereof and shall in no way affect the validity of the other provisions of this Installment Sale Agreement.

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

SECTION 11.4. AMENDMENT. This Installment Sale Agreement may not be amended, changed, modified, altered or terminated, except by an instrument in writing signed by the parties hereto, with the written consent of the Trustee and the Bank.

SECTION 11.5. EXECUTION OF COUNTERPARTS. This Installment Sale Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 11.6. APPLICABLE LAW. This Installment Sale Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State.

SECTION 11.7.  RECORDING AND FILING.

     (A) The Installment Sale Agreement (or a memorandum thereof), the Pledge and Assignment, the Mortgage and financing statements relating to the security interests created and/or assigned thereby shall be recorded or filed, as the case may be, by the Issuer in the office of the County Clerk of Warren County, New York, or in such other office as may at the time be provided by law as the proper place for the recordation or filing thereof.

     (B) The Issuer and the Company shall execute and deliver all instruments and shall furnish all information which the Trustee or the Bank may deem necessary or appropriate to protect any Lien created or contemplated by this Installment Sale Agreement or any of the other Financing Documents.

SECTION 11.8.  SURVIVAL OF OBLIGATIONS.

     (A)  The obligations of the Company to make the payments required by
Section 5.3(B) hereof and to provide the indemnity required by Sections 3.3, 8.2, 8.13 and 8.14 hereof shall survive the termination of this Installment Sale Agreement and the full payment of the Bonds, and all such payments after such termination shall be made upon demand of the party to whom such payment is due.

     (B) The obligations of the Company with respect to the Unassigned Rights shall survive the termination of this Installment Sale Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the Unassigned Rights may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all expenses and charges incurred by the Issuer, or its officers, members, agents or employees, relating thereto.

     (C) The obligation of the Company to make installment purchase payments under Section 5.3(A) with respect to any premium due on the Bonds upon an occurrence of an Event of Taxability hereof shall survive the termination of this Installment Sale Agreement.

SECTION 11.9.  TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING. The
Table of Contents and the headings of the several Sections in this Installment Sale Agreement have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Installment Sale Agreement.

SECTION 11.10. NO RECOURSE; SPECIAL OBLIGATION.

     (A) The obligations and agreements of the Issuer contained herein and in the other Financing Documents and any other instrument or document executed in connection herewith or therewith, and any other instrument or document supplemental thereto or hereto, shall be deemed the obligations and agreements of the Issuer, and not of any member, officer, director, agent (other than the Company) or employee of the Issuer in his individual capacity, and the members, officers, directors, agents (other than the Company) and employees of the Issuer shall not be liable personally hereon or thereon or be subject to any personal liability or accountability based upon or in respect hereof or thereof or of any transaction contemplated hereby or thereby.

     (B) The obligations and agreements of the Issuer contained herein and therein shall not constitute or give rise to an obligation of the State of New York or the Counties of Warren and Washington, New York, and neither the State of New York nor the Counties of Warren and Washington, New York shall be liable hereon or thereon, and, further, such obligations and agreements shall not constitute or give rise to a general obligation of the Issuer, but rather shall constitute limited obligations of the Issuer payable solely from the revenues of the Issuer derived and to be derived from the sale or other disposition of the Project Facility (except for revenues derived by the Issuer with respect to the Unassigned Rights).

     (C) No order or decree of specific performance with respect to any of the obligations of the Issuer hereunder shall be sought or enforced against the Issuer unless (1) the party seeking such order or decree shall first have requested the Issuer in writing to take the action sought in such order or decree of specific performance, and ten (10) days shall have elapsed from the date of receipt of such request, and the Issuer shall have refused to comply with such request (or, if compliance therewith would reasonably be expected to take longer than ten days, shall have failed to institute and diligently pursue action to cause compliance with such request within such ten day period) or failed to respond within such notice period, (2) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it will incur fees and expenses, the party seeking such order or decree shall have placed in an account with the Issuer an amount or undertaking sufficient to cover such reasonable fees and expenses, and (3) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it or any of its members, officers, agents (other than the Company) or employees shall be subject to potential liability, the party seeking such order or decree shall (a) agree to indemnify, defend and hold harmless the Issuer and its members, officers, directors, agents (other than the Company) and employees against any liability incurred as a result of its compliance with such demand, and (b) if requested by the Issuer, furnish to the Issuer satisfactory security to protect the Issuer and its members, officers, directors, agents (other than the Company) and employees against all liability expected to be incurred as a result of compliance with such request. Any failure to provide the indemnity and/or security required in this Section 11.10(C) shall not affect the full force and effect of an Event of Default hereunder.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Installment Sale Agreement to be executed in their respective names by their respective duly authorized officers and have caused this Installment Sale Agreement to be dated as of the day and year first above written.

                                        COUNTIES OF WARREN AND WASHINGTON
                                        INDUSTRIAL DEVELOPMENT AGENCY


                                        BY:   /s/ Bruce A. Ferguson
                                           -------------------------------------
                                             Bruce A. Ferguson, Chairman

                                        ANGIODYNAMICS, INC.


                                        BY:   /s/ Eamonn P. Hobbs
                                           -------------------------------------
                                              Authorized Officer

STATE OF NEW YORK        )
COUNTY OF WARREN  ) ss.:

          On the 27 day of August in the year 2002 before me, the undersigned, a notary public in and for the said State, personally appeared BRUCE A. FERGUSON personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.


                                              /s/ Justin Miller
                                        ----------------------------------------
                                                     Notary Public

                                        [Notary Stamp]

STATE OF NEW YORK )
COUNTY OF ALBANY  ) ss.:

          On the 28/th/ day of August in the year 2002 before me, the undersigned, a notary public in and for the said State, personally appeared EAMONN P. HOBBS personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.


                                              /s/ Carolyn A. Wildman
                                        ----------------------------------------
                                                      Notary Public

                                        [Notary Stamp]

                                    EXHIBIT A

                          DESCRIPTION OF THE EQUIPMENT

     All materials, machinery, equipment, fixtures, furnishings and other personal property and all appurtenances (A) acquired or intended to be acquired with the proceeds of the Multi-Mode Variable Rate Industrial Development Revenue Bonds (Angiodynamics, Inc. Project), Series 2002 in the aggregate principal amount of $3,500,000 (the "Initial Bonds") issued by Counties of Warren and Washington Industrial Development Agency (the "Issuer"), (B) the cost of which the Company incurred in anticipation of the issuance of the Bonds and for which the Company will be reimbursed from the proceeds of the Bonds, or (C) any payment made by Angiodynamics, Inc. (the "Company") pursuant to Section 4.5 of the installment sale agreement dated as of August 1, 2002 (the "Installment Sale Agreement") by and between the Issuer and the Company and now or hereafter attached to, contained in or used in connection with the Land (as defined in the Installment Sale Agreement) or placed on any part thereof, though not attached thereto, whether now owned or hereafter acquired, including but not limited to the following:

     (1)  [Insert description of equipment]

     (2) Together with any and all products of any of the above, all substitutions, replacements, additions or accessions therefor and any and all cash proceeds or non-cash proceeds realized from the sale, transfer or conversion of any of the above.

                                    EXHIBIT B

                         FORM OF BILL OF SALE TO COMPANY

     COUNTIES OF WARREN AND WASHINGTON INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York having an office for the transaction of business located at the 5 Warren Street, Glens Falls, New York 12801 (the "Grantor"), for the consideration of One Dollar ($1.00), cash in hand paid, and other good and valuable consideration received by the Grantor from ANGIODYNAMICS, INC., a business corporation organized and existing under the laws of the State of New York having an office for the transaction of business located at Queensbury, New York 12804 (the "Grantee"), the receipt of which is hereby acknowledged by the Grantor, hereby sells, transfers and delivers unto the Grantee, and its successors and assigns, all those materials, machinery, equipment, fixtures or furnishings which are described in Exhibit A attached hereto (the "Equipment") now owned or hereafter acquired by the Grantor, which Equipment is located or intended to be located on or used in connection with a manufacturing facility on the real property located on the Land (the "Project Facility").

     TO HAVE AND TO HOLD the same unto the Grantee, and its successors and assigns, forever.

     THE GRANTOR MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE EQUIPMENT OR ANY PART THEREOF OR AS TO THE SUITABILITY OF THE EQUIPMENT OR ANY PART THEREOF FOR THE GRANTEE'S PURPOSES OR NEEDS. THE GRANTEE SHALL ACCEPT TITLE TO THE EQUIPMENT "AS IS", WITHOUT RECOURSE OF ANY NATURE AGAINST THE GRANTOR FOR ANY CONDITION NOW OR HEREAFTER EXISTING. NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY IS MADE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE, WHETHER PATENT OR LATENT, THE GRANTOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO.

     IN WITNESS WHEREOF, the Grantor has caused this bill of sale to be executed in its name by its duly authorized officer described below and dated as of the 29 day of August, 2002.

                                        COUNTIES OF WARREN AND WASHINGTON
                                        INDUSTRIAL DEVELOPMENT AGENCY


                                        BY:  /s/ Bruce A. Ferguson
                                           -------------------------------------
                                                (Vice) Chairman

STATE OF NEW YORK    )
COUNTY OF WARREN) ss.:

          On the 27 day of August in the year 2002 before me, the undersigned, personally appeared BRUCE A. FERGUSON personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.


                                              /s/ Justin S. Miller
                                        ----------------------------------------
                                                      Notary Public

                                        [Notary Stamp]

                                    EXHIBIT C

                FORM OF TERMINATION OF INSTALLMENT SALE AGREEMENT

     WHEREAS, Angiodynamics, Inc. (the "Company"), as purchaser, and Counties of Warren and Washington Industrial Development Agency (the "Issuer"), as seller, entered into an installment sale agreement dated as of August 1, 2002 (the "Installment Sale Agreement") pursuant to which, among other things, the Issuer sold the Project Facility (as defined in the Installment Sale Agreement) to the Company; and

     WHEREAS, pursuant to the Installment Sale Agreement, the Company and the Issuer agreed that the Installment Sale Agreement would terminate on the earlier to occur of (1) the payment of all principal, interest and other amounts payable with respect to the Bonds (as defined in the Installment Sale Agreement) or (2) such earlier date requested by the Company; and

     WHEREAS, the Installment Sale Agreement has now been terminated, and the Company and the Issuer now desires to evidence the termination of the Installment Sale Agreement;

     NOW, THEREFORE, it is hereby agreed that the Installment Sale Agreement has terminated as of the dated date hereof; provided, however, that, as provided in
Section 11.8 of the Installment Sale Agreement, certain obligations of the Company shall survive the termination of the Installment Sale Agreement, and the execution of this termination of installment sale agreement by the Issuer is not intended, and shall not be construed, as a waiver or alteration by the Issuer or the Company of the provisions of Section 11.8 of the Installment Sale Agreement.

     IN WITNESS WHEREOF, the Company and the Issuer have signed this termination of installment sale agreement and caused same to be dated as of the ____ day of _____________, _____.

                                        ANGIODYNAMICS, INC.


                                        BY:
                                           -------------------------------------
                                             Authorized Officer

                                        COUNTIES OF WARREN AND WASHINGTON
                                        INDUSTRIAL DEVELOPMENT AGENCY


                                        BY:
                                           -------------------------------------
                                             Bruce A. Ferguson, Chairman

STATE OF NEW YORK     )
COUNTY OF ____________) ss.:

          On the _____ day of ___________ in the year 2002 before me, the undersigned, personally appeared ______________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.


                                        ----------------------------------------
                                                      Notary Public

STATE OF NEW YORK     )
COUNTY OF ____________) ss.:

          On the _____ day of ___________ in the year 2002 before me, the undersigned, personally appeared ______________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.


                                        ----------------------------------------
                                                      Notary Public

                                    EXHIBIT D

                       FORM OF SALES TAX EXEMPTION LETTER

To Whom It May Concern:

Re: New York State Sales or Use Tax Exemption Counties of Warren and Washington Industrial Development Agency Angiodynamics, Inc. Project

Pursuant to TSB-M-87(7) issued by the New York State Department of Taxation and Finance on April 1, 1987 (the "Policy Statement"), you have requested a letter from the Counties of Warren and Washington Industrial Development Agency (the "Agency"), a public benefit corporation created pursuant to Chapter 1030 of 1969 Laws of New York, constituting Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of New York, as amended (the "Enabling Act") and Chapter 862 of the 1971 Laws of New York, as amended, constituting
Section 890-C of said General Municipal Law (said Chapter and the Enabling Act being hereinafter collectively referred to as the "Act"), containing the information required by the Policy Statement regarding the sales tax exemption with respect to the captioned project (the "Project") located on a 2+/- acre parcel of land at 603 Queensbury Road in the Town of Queensbury, Warren County, New York (the "Project Site").

Angiodynamics, Inc. (the "Company") has applied to and been approved for financial assistance from the Agency in the matter of completion of the Project Facility on the Project Site. The Project includes the following: (A) the construction of an addition to an existing building (the "Facility"), (B) the acquisition and installation therein and thereon of certain machinery and equipment (the "Equipment") for printing and distribution of newspapers, (the "Project Facility"); (C) the financing of all or a portion of the foregoing by the issuance of tax-exempt revenue bonds of the Issuer in the aggregate principal amount sufficient to pay the costs of undertaking the Project, together with necessary incidental costs in connection therewith, estimated to be approximately $3,500,000 (the "bonds"); (D) the granting of certain other "financial assistance" within the meaning of Section 854(14) of the Act with respect to the foregoing, including potential exemptions from sales taxes, real estate transfer taxes, mortgage recording taxes and real property taxes (collectively with the bonds, the "Financial Assistance"); and (E) the sale of the Project Facility to the Company or such other persons as may be designated by the Company and agreed upon by the Issuer.

It is our opinion that the Company may make project purchases of materials to be incorporated in the Project and machinery and equipment constituting a part of the Project, and purchases or rentals of supplies, tools, equipment, or services necessary to acquire or install the Project and, with respect to such specific purchases or rentals, are exempt from any sales or use tax imposed by the State of New York or any governmental instrumentality located within the State of New York, if the following procedures are observed:

     1. Purchases must be billed or invoiced by the vendor to the Company as agent for the Agency (e.g., "COMPANY as agent for the Counties of Warren and Washington

Industrial Development Agency") and identify the date of delivery and indicate the place of delivery.

     2. Payment must be made by the Company acting as agent, directly to the vendor from either a requisition from the project bond fund, or if a separate bond fund does not exist, then from a special project fund of the payor.

     3. Deliveries must be made to the Project Site, or under certain circumstances (such as where the materials require additional fabrication before installation on the Project Site or for storage to protect materials from theft or vandalism prior to installation at the Project Site) deliveries may be made to a site other than the Project Site, providing the ultimate delivery of the materials is made to the Project Site. Where delivery is made to a site other than the Project Site, the purchases must be billed or invoiced by the vendor to the Company as agent of the Agency, identify the date and place of delivery, the Agency's full name and address and the Project Site where the materials will ultimately be delivered for installation.

Pursuant to Section 874(8) of the Act, the Company, as agent of the Agency, must annually file a statement with the New York State Department of Taxation and Finance, on a form and in such a manner as is prescribed by the Commissioner of Taxation and Finance, of the value of all sales tax exemptions claimed by the Company under the authority granted by the Agency. The penalty for failure to file such a statement under Section 874(8) of the Act shall be the removal of authority to act as an agent for the Agency.

This letter shall serve as proof of the existence of an agency contract between the Agency and the Company for the SOLE EXPRESS PURPOSE OF SECURING EXEMPTION FROM NEW YORK STATE SALES TAXES FOR THE PROJECT ONLY. NO OTHER PRINCIPAL/AGENT RELATIONSHIP BETWEEN THE AGENCY AND THE COMPANY IS INTENDED OR MAY BE IMPLIED OR INFERRED BY THIS LETTER.

It is hereby further certified that, under the Policy Statement, since the Agency is a public benefit corporation, neither the Agency nor the Company named herein as its agent, is required to furnish an "Exempt Organization Certificate" in order to secure exemption from any sales or use tax for such items or services.

Under the Policy Statement, a copy of this letter retained by any vendor or seller to any Agent, as Agent for the Agency, may be accepted by such vendor or seller as a "statement and additional documentary evidence of such exemption" as provided by New York Tax Law Section 1132(c)(2), thereby relieving such vendor or seller from the obligation to collect sales and use tax on purchases or rentals of such materials, supplies, tools, equipment, or services by the Agency through its Agent.

THIS LETTER SHALL BE IN EFFECT UNTIL____________________

In the event you have any questions with respect to the above, please do not hesitate to call ____________________.

                                        Very truly yours,

                                        COUNTIES OF WARREN AND WASHINGTON
                                        INDUSTRIAL DEVELOPMENT AGENCY


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                    EXHIBIT E
                          CURRENT FORM OF ANNUAL REPORT